UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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VeriFone Holdings, Inc.

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2099 GATEWAY PLACE, SUITE 600
SAN JOSE, CA 95110
September 9, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of VeriFone Holdings, Inc. We will hold the meeting on Wednesday, October 8, 2008 at 2:00 p.m., local time, at the Doubletree Hotel at 2050 Gateway Place, San Jose, CA 95110. We hope that you will be able to attend.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of 2008 Annual Meeting of Stockholders and Proxy Statement. As a stockholder, you will be asked to vote on a number of important matters. We encourage you to vote on all matters listed in the enclosed Notice of 2008 Annual Meeting of Stockholders. The Board of Directors recommends a vote FOR the proposals listed as proposals 1, 2, 3 and 4 in the Notice.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy over the Internet or by completing, signing, dating and returning your proxy in the enclosed envelope.

Sincerely,

Charles R. Rinehart
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE PROMPTLY SUBMIT YOUR PROXY BY INTERNET OR MAIL.

2099 GATEWAY PLACE, SUITE 600
SAN JOSE, CA 95110

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Notice is hereby given that the 2008 Annual Meeting of Stockholders of VeriFone Holdings, Inc. (“VeriFone”) will be held on October 8, 2008 at 2:00 p.m., local time, at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110, to conduct the following items of business:

1. To elect nine directors to our Board of Directors for one-year terms;

2. To amend the Certificate of Incorporation to increase the authorized number of shares of common stock;

3. To approve an amendment to the VeriFone 2006 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder;

4. To ratify the selection of Ernst & Young LLP as VeriFone’s independent registered public accounting firm for its fiscal year ending October 31, 2008; and

5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing business items are described more fully in the Proxy Statement accompanying this Notice.

The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments and postponements thereof, was the close of business on September 8, 2008. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection during the ten days prior to the Annual Meeting, during ordinary business hours, at VeriFone’s principal offices, 2099 Gateway Place, Suite 600, San Jose, CA, 95110, as well as at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. To enter the meeting, you will need to bring the enclosed proxy card as well as a form of personal identification. If you hold shares in street name (the name of a bank, broker or other nominee), you should bring either a copy of the voting instruction card provided by your broker or nominee or a recent brokerage statement showing your ownership as of September 8, 2008. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

Whether or not you plan to attend the Annual Meeting, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN YOUR PROXY VIA THE INTERNET OR TO MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Douglas G. Bergeron
Chief Executive Officer

September 9, 2008

VERIFONE HOLDINGS, INC.
2099 GATEWAY PLACE, SUITE 600
SAN JOSE, CA 95110

PROXY STATEMENT
FOR
2008 ANNUAL MEETING OF STOCKHOLDERS

PROCEDURAL INFORMATION

General

VeriFone Holdings, Inc. (“VeriFone”, the “Company”, “we” or “our”) is furnishing this Proxy Statement to the holders of its common stock, par value $0.01 per share, in connection with the solicitation by its Board of Directors of proxies to be voted at its 2008 Annual Meeting of Stockholders on Wednesday, October 8, 2008 at 2:00 p.m., local time, and at any adjournments or postponements therefor, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Doubletree Hotel, 2050 Gateway Place, San Jose, CA 95110.

The Notice of Annual Meeting, Proxy Statement and form of proxy, together with VeriFone’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, are first being sent to stockholders on or about September 12, 2008. VeriFone’s Annual Report on Form 10-K is not a part of this Proxy Statement.

All stockholders are cordially invited to attend the Annual Meeting in person. The enclosed proxy card as well as a form of personal identification are needed to enter the meeting. Stockholders that hold shares in street name (that is, through a bank, broker or other nominee) should bring with them either a copy of the voting instruction card provided by their broker or nominee or a recent brokerage statement confirming their ownership as of September 8, 2008.

Record Date; Voting Rights

Only stockholders of record as of the close of business on September 8, 2008 will be entitled to vote at the Annual Meeting. As of that date, there were 84,338,788 shares of common stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by 35 stockholders of record. For information regarding security ownership by executive officers, directors and by beneficial owners of more than 5% of VeriFone’s common stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Voting; Revocation of Proxies

The shares represented by valid proxies received and not revoked will be voted at the Annual Meeting. If you execute the enclosed proxy card but do not give instructions, your shares will be voted as follows: “FOR” the election of all of our director nominees, “FOR” the amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock, “FOR” the amendment to the VeriFone 2006 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending October 31, 2008, and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting and any adjournments or postponements thereof.

A proxy may be revoked at any time before it is voted by (i) delivering a written notice of revocation to our Secretary at c/o VeriFone Holdings, Inc., 2099 Gateway Place, Suite 600, San Jose, CA, 95110, (ii) subsequently submitting a duly executed proxy bearing a later date than that of the previously submitted proxy (including by the

Internet), or (iii) attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke your previously submitted proxy.

Quorum

The holders of a majority of the outstanding shares of common stock on September 8, 2008, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are treated as present for quorum purposes.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without such instructions. “Broker non-votes” are treated as present for purposes of determining a quorum but are not counted as withheld votes, votes against the matter in question, or as abstentions, nor are they counted in determining the number of votes present for a particular matter.

Voting Requirements

The number of votes required to approve each of the proposals that are scheduled to be presented at the meeting is as follows:

Proposal	Required Vote

• Election of directors.	• A plurality of the votes cast is required for the election of directors; accordingly the nine nominees receiving the highest number of votes “FOR” will be elected even if any nominee receives less than a majority of the votes cast.
• Amendment to the Certificate of Incorporation to increase the authorized number of shares of common stock.	• The affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.
• Amendment to the VeriFone 2006 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder.	• The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter.
• Ratification of appointment of Ernst & Young LLP as VeriFone’s independent registered public accounting firm.	• The affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote on the matter.

Proxy Solicitation

VeriFone will pay the costs of soliciting proxies. In addition to the use of mails, proxies may be solicited by personal or telephone conversation, facsimile, electronic communication, posting on VeriFone’s website, http://www.verifone.com, and by the directors, officers and employees of VeriFone, for which they will not receive additional compensation. VeriFone may reimburse brokerage firms and other owners representing beneficial owners of shares for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Proxies and ballots will be received and tabulated by the inspector of election for the Annual Meeting. The inspector of election will treat shares of common stock represented by a properly signed and returned proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining or withholding on any or all matters.

Voting by Mail or via the Internet

If you hold your shares in your own name as a holder of record, you may vote your shares by mailing in a completed proxy card or by following the instructions for voting via the Internet that are set forth on the proxy card. To vote by mailing a proxy card, sign and return the proxy card in the enclosed prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. The Internet voting procedures are designed to authenticate each stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card. Stockholders voting via the Internet should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers, that must be borne by the stockholder.

Votes submitted by mail or via the Internet must be received by 11:59 p.m., Eastern Time, on October 7, 2008. Submitting your vote by mail or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from your bank or brokerage firm that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the telephone or via the Internet. If telephone or Internet voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the prepaid and addressed envelope provided.

If you own shares that are traded through the Tel-Aviv Stock Exchange, or TASE, you may only vote your shares in one of the following two ways:

1. By mail: sign and date a proxy card in the form filed on MAGNA together with the proxy statement and attach to it a proof of ownership certificate from the TASE Clearing House member through which the shares are held indicating that you were the beneficial owner of the shares on the record date, and return the proxy card or voting instructions card, along with the proof of ownership certificate, to Israel Brokerage and Investments - I.B.I. Ltd., 9 Achad Ha’am Street, Shalom Tower, Tel Aviv, who was designated by VeriFone to accept voting instructions for the TASE Shares.

2. In person: attend the annual meeting, where ballots will be provided. If you choose to vote in person at the meeting, you must bring the proof of ownership certificate from the TASE’s Clearing House member through which the shares are held, indicating that you were the beneficial owner of the shares on the record date.

Stockholder Proposals for the 2009 Annual Meeting

In the event that a stockholder wishes to have a proposal considered for presentation at our 2009 Annual Meeting and included in our proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded to our Secretary so that it is received no later than October 20, 2008. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Under our bylaws, if a stockholder, rather than including a proposal in the proxy statement as discussed above, seeks to propose business for consideration at that meeting, notice must be received by our Secretary at our principal offices at 2099 Gateway Place, Suite 600, San Jose, CA, 95110, not less than 90 days prior to the first anniversary of the preceding year’s Annual Meeting. However, in the event that the date of the 2009 Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Due to the delay in our 2008 Annual Meeting, we expect that the 2009 Annual Meeting will be advanced by more than 30 days from the anniversary of the 2008 Annual Meeting.

DIRECTOR INDEPENDENCE AND CORPORATE GOVERNANCE

Director Independence

For a member of our Board of Directors (the “Board”) to be considered independent under NYSE rules, the Board must determine that the director does not have a material relationship with VeriFone and/or its consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities). The Board has determined that Mr. Alspaugh, Dr. Castle, Dr. Denend, Mr. Hart, Mr. Henske, Mr. Rinehart, Mr. Raff, Mr. Roche, and Mr. Stiefler are independent under NYSE rules. In addition, the Board made a determination in 2007 that Mr. Craig Bondy, a former member of our Board who resigned from our Board effective October 1, 2007, was independent under the NYSE rules.

Our Board has undertaken a review of the independence of our directors in accordance with standards that the Board and the Corporate Governance and Nominating Committee have established to assist the Board in making independence determinations. These standards can be found on the Investor Relations section of our website, http://ir.verifone.com/. Any relationship listed under the heading “Material Relationships” below will, if present, be deemed material for the purposes of determining director independence. If a director has any relationship that is considered material, the director will not be considered independent. Any relationship listed under the heading “Immaterial Relationships” below will be considered categorically immaterial for the purpose of determining director independence. Multiple “Immaterial Relationships” will not collectively create a material relationship that would cause the director to not be considered independent. In addition, the fact that a particular relationship is not addressed under the heading “Immaterial Relationships” will not automatically cause a director to not be independent. If a particular relationship is not addressed under the standards established by the Board, the Board will review all of the facts and circumstances of the relationship to determine whether or not the relationship, in the Board’s judgment, is material.

Material Relationships

Any of the following shall be considered material relationships that would prevent a director from being determined to be independent:

Auditor Affiliation.  The director is a current partner or employee of VeriFone’s internal or external auditor or a member of the director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons-, and daughters-in-law; and anyone who shares the director’s home, other than household employees) is a current employee of such auditor who participates in the firm’s audit, assurance, or tax compliance (but not tax planning) practice or a current partner of such auditor. Or the director or an immediate family member of the director was a partner or employee of the firm who personally worked on VeriFone’s audit within the last five years.

Business Transactions.  The director is an employee of another entity that, during any one of the past five years, received payments from VeriFone, or made payments to VeriFone, for property or services that exceeded the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues. Or a member of the director’s immediate family has been an executive officer of another entity that, during any one of the past five years, received payments from VeriFone, or made payments to VeriFone, for property or services that exceeded the greater of $1 million or 2% of the other entity’s annual consolidated gross revenues.

Employment.  The director was an employee of VeriFone at any time during the past five years or a member of the director’s immediate family was an executive officer of VeriFone in the prior five years.

Interlocking Directorships.  During the past five years, the director or an immediate family member of the director was employed as an executive officer by another entity where one of VeriFone’s current executive officers served at the same time on the Compensation Committee.

Other Compensation.  A director or an immediate family member of a director received more than $100,000 per year in direct compensation from VeriFone, other than director and committee fees, in the past five years.

Professional Services.  A director is a partner or officer of an investment bank or consulting firm that performs substantial services to VeriFone on a regular basis.

Immaterial Relationships

The following relationships shall be considered immaterial for purposes of determining director independence:

Affiliate of Stockholder.  A relationship arising solely from a director’s status as an executive officer, principal, equity owner, or employee of an entity that is a stockholder of VeriFone.

Certain Business Transactions.  A relationship arising solely from a director’s status as an executive officer, employee or equity owner of an entity that has made payments to or received payments from VeriFone for property or services shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during any one of such other entity’s last five fiscal years are not in excess of the greater of $1 million or 2% of such other entity’s annual consolidated gross revenues.

Director Fees.  The receipt by a director from VeriFone of fees for service as a member of the Board and committees of the Board.

Other Relationships.  Any relationship or transaction that is not covered by any of the standards listed above in which the amount involved does not exceed $25,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Notwithstanding the foregoing, no relationship shall be deemed categorically immaterial pursuant to this section to the extent that it is required to be disclosed in U.S. Securities and Exchange Commission (“SEC”) filings under Item 404 of the SEC’s Regulation S-K.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines that provide the framework for the corporate governance principles of VeriFone. These corporate governance principles are reviewed annually by our Corporate Governance and Nominating Committee, and changes are recommended to the Board for approval as appropriate. Our corporate governance guidelines are available on the Investor Relations section of our website, http://ir.verifone.com/, and are available in print to any stockholder who requests it.

Code of Business Conduct and Ethics

VeriFone has adopted a Code of Business Conduct and Ethics, which can be found in the Investor Relations section of our website, http://ir.verifone.com/, and is available in print to any stockholder who requests it. The Code of Business Conduct and Ethics applies to all of VeriFone’s employees, officers and directors. We will post any amendments to or waivers from a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relates to any element of the “code of ethics” definition set forth in Item 406(b) of Regulation S-K of the SEC at http://ir.verifone.com/.

Director Attendance at Meetings

Although our Board recognizes that conflicts may occasionally prevent a director from attending a Board or stockholder meeting, the Board expects each director to make every possible effort to keep such absences to a minimum. In fiscal year 2007, the Board held eight meetings. During that period, each director attended not less than 75% of the meetings of the Board and committees of the Board on which the director served.

Executive Sessions

Non-employee directors meet in executive session with no management directors or employees present at each regularly scheduled Board meeting. The presiding director at these meetings is selected by the non-employee directors at the relevant meeting. In the absence of such selection, the presiding director will be the Chairman of the Compensation Committee.

Communications with Directors

Any interested party may direct communications to individual directors, including the presiding director, to a board committee, the independent directors as a group, or to the Board as a whole, by addressing the communication to the named individual, to the committee, the independent directors as a group, or to the Board as a whole c/o Secretary, VeriFone Holdings, Inc., 2099 Gateway Place, Suite 600, San Jose, CA, 95110. VeriFone’s Secretary or an Assistant Secretary will review all communications so addressed and will relay to the addressee(s) all communications determined to relate to the business, management or governance of VeriFone.

Committees of our Board of Directors

Our Board has an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee

Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Our Board has adopted an Audit Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com/ and defines the Audit Committee’s purposes to include:

•	Overseeing the compensation for and supervising our independent registered public accounting firm;

•	Reviewing our internal accounting procedures, systems of internal controls, and financial statements;

•	Reviewing and approving the services provided by our internal auditors and independent registered public accounting firm, including the results and scope of their audits; and

•	Reviewing and approving all related party transactions.

In fiscal year 2007, our Audit Committee met eight times, and met in executive and private sessions at each such meeting with external counsel and our independent registered public accounting firm.

Our Board and our Corporate Governance and Nominating Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

Our Board has adopted a Compensation Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com and defines the Compensation Committee’s purposes to include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of VeriFone’s Chief Executive Officer (“CEO”), evaluating the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determining and approving the CEO’s compensation level based on this evaluation;

•	Making recommendations to the Board with respect to non-CEO compensation, incentive compensation plans and equity-based plans, including the VeriFone Bonus Plan and the 2006 Equity Incentive Plan, overseeing the activities of the individuals responsible for administering these plans, and discharging any responsibilities imposed on the Compensation Committee by any of these plans;

•	Approving any new equity compensation plan or any material change to an existing plan where stockholder approval has not been obtained;

•	In consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing VeriFone’s policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;

•	Making recommendations to the Board with respect to any severance or similar termination payments proposed to be made to any current or former officer of VeriFone; and

•	Preparing an annual Report of the Compensation Committee for inclusion in our annual proxy statement.

In fiscal year 2007, our Compensation Committee met eight times, and met in executive session at each such meeting.

Our Board of Directors and our Corporate Governance and Nominating Committee have determined that each member of the Compensation Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

The report of the Compensation Committee is included in this Proxy Statement under “Report of the Compensation Committee.”

Corporate Governance and Nominating Committee

Our Board of Directors has adopted a Corporate Governance and Nominating Committee charter, which is available on the Investor Relations section of our website at http://ir.verifone.com and defines the Corporate Governance and Nominating Committee’s purposes to include:

•	Making recommendations to the Board from time to time as to changes that the Corporate Governance and Nominating Committee believes to be desirable to the size of the Board or any committee thereof;

•	Identifying individuals believed to be qualified to become Board members, consistent with criteria approved by the Board, and selecting, or recommending to the Board, the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders;

•	Developing and recommending to the Board, standards to be applied in making determinations as to the absence of material relationships between VeriFone and a director;

•	Identifying Board members qualified to fill vacancies on any committee of the Board (including the Corporate Governance and Nominating Committee) and recommending that the Board appoint the identified member or members to the respective committee;

•	Establishing procedures for the Corporate Governance and Nominating Committee to exercise oversight of the evaluation of the Board and management;

•	Developing and recommending to the Board a set of corporate governance principles applicable to VeriFone and reviewing those principles at least once a year; and

•	Assisting management in the preparation of the disclosure in VeriFone’s annual proxy statement regarding the operations of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee has not established specific minimum education, experience, or skill requirements for potential members, but, in general, expects that qualified candidates will have managerial experience in a complex organization and will be able to represent the interests of the stockholders as a whole. The Corporate Governance and Nominating Committee considers each candidate’s judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In addition, each candidate must have the time and ability to make a constructive contribution to the Board.

The Corporate Governance and Nominating Committee has generally identified nominees based upon suggestions by directors, management, outside consultants and stockholders. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail and suggest individuals to explore in more depth. Once a candidate is identified for serious consideration, the nominee is referred to the Board for full Board consideration of the nominee. The Corporate Governance and Nominating Committee will consider candidates recommended by stockholders in the same manner as other candidates. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in our Bylaws. In fiscal year 2007, our Corporate Governance and Nominating Committee met five times, and met in executive session at each such meeting.

Our Board of Directors and our Corporate Governance and Nominating Committee have determined that each member of the Corporate Governance and Nominating Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. In addition, our Board of Directors and our Corporate Governance and Nominating Committee made a determination in 2007 that Mr. Craig Bondy, a former member of our Corporate Governance and

Nominating Committee whose resignation from our Board of Directors was effective October 1, 2007, was “independent” within the meaning of the rules of both the NYSE and the SEC. The report of the Corporate Governance and Nominating Committee is included in this Proxy Statement under “Report of the Corporate Governance and Nominating Committee.”

Committee Membership

The table below summarizes membership information for each of the Board committees:

Corporate
Governance and
		Compensation	Nominating
Director	Audit Committee	Committee	Committee

Robert W. Alspaugh(1)	✓		✓
Douglas G. Bergeron
James C. Castle(2)			✓(Chairman)
Leslie G. Denend	✓	✓(Chairman)
Alex W. (Pete) Hart(3)		✓	✓
Robert B. Henske	✓(Chairman)	✓
Eitan Raff(4)			✓
Charles R. Rinehart	✓
Collin E. Roche		✓
Jeffrey E. Stiefler(5)	✓

✓	= Member

(1)	Mr. Alspaugh became a member of the Audit and Corporate Governance and Nominating Committees on September 1, 2008.

(2)	Dr. Castle resigned from the Audit Committee effective June 11, 2008.

(3)	Mr. Hart became a member of the Compensation Committee effective May 10, 2008.

(4)	Mr. Raff became a member of the Corporate Governance and Nominating Committee effective October 1, 2007.

(5)	Mr. Stiefler will become a member of the Audit Committee on September 10, 2008.

Audit Committee Financial Expert

Our Board has determined that Robert B. Henske is qualified as an Audit Committee financial expert within the meaning of SEC regulations. In making this determination, the Board considered the following qualifications: (a) understanding of generally accepted accounting principles (“GAAP”); (b) ability to apply GAAP to accounting for estimates, accruals, and reserves; (c) experience preparing, auditing, analyzing, or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues likely to be raised by our financial statements, or experience actively supervising persons engaged in these activities; (d) understanding of internal control over financial reporting; and (e) understanding of Audit Committee functions.

Director Compensation

For fiscal year 2007, all directors who are not our employees were entitled to receive annual fees for service on the Board and Board committees as follows:

Annual director retainer	$35,000
Annual committee chair retainers:
Audit Committee	$20,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Annual committee member retainers:
Audit Committee	$10,000
Compensation Committee	$5,000
Corporate Governance and Nominating Committee	$5,000
Chairman of the Board retainer	$45,000

All annual fees are paid in quarterly installments. In addition, under our Outside Directors’ Stock Option Plan, we have granted to each director who is not our employee, upon the director’s initial appointment to the Board, options to purchase 30,000 shares of our common stock and plan, each year thereafter, to grant options to purchase an additional number of shares of our common stock. The exercise price for these options is the fair market value of our common stock at the time of the grant of the options. For each grant of options, one quarter of the options vest after one year, and the remainder vest ratably by quarter over the succeeding three years. The options have a term of seven years. In addition to this annual retainer, all directors were entitled to receive $2,500 per day for each Board and committee meeting attended in person and $1,250 for each telephonic Board and committee meeting attended. Directors are also reimbursed for all reasonable expenses incurred in connection with attendance at any of these meetings. Mr. Roche has waived these fees and option grants.

The following table sets forth a summary of the compensation earned by our non-employee directors for services in fiscal year 2007:

		Stock	Option	All Other
Name	Cash Fees	Awards	Awards(3)	Compensation	Total

Dr. James C. Castle	$84,000	—	$82,593	—	$166,593
Dr. Leslie G. Denend	$87,750	—	$82,592	—	$170,342
Alex W. (Pete) Hart	$57,000	—	$88,310	—	$145,310
Robert B. Henske	$92,333	—	$81,405	—	$173,738
Eitan Raff(1)	$3,333	—	$6,915	—	$10,248
Charles R. Rinehart	$68,583	—	$96,638	—	$165,221
Collin E. Roche(2)	—	—	—	—	—

(1)	Mr. Raff joined the VeriFone board of directors on October 1, 2007.

(2)	Mr. Roche waived all compensation during fiscal year 2007.

(3)	Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 for the fair value of stock options granted to non-employee directors. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS No. 123(R), Share-Based Payment. Pursuant to SEC rules, amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, including information on the valuation assumptions with respect to grants made prior to fiscal year 2007 refer to “Note 7 — Stockholders’ Equity” of the notes to consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2007.

PROPOSAL 1: ELECTION OF DIRECTORS

The business and affairs of VeriFone are managed under the direction of our Board of Directors. Our Board has responsibility for establishing broad corporate policies and for the overall performance of VeriFone, rather than for day-to-day business operations. VeriFone currently has authorized ten directors. Our Board presently consists of ten members. Nine directors are to be elected at the Annual Meeting. All of the nominees are presently directors of VeriFone. Dr. James C. Castle, a current member of the Board, has advised us that he will retire from the Board after the Annual Meeting and accordingly, he has not been nominated to stand for re-election. All of our directors are elected annually for a one year term expiring at the Annual Meeting of Stockholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

The proxy holders named on the proxy card intend to vote for the election of the nine nominees listed below. The Board has selected these nominees on the recommendation of the Corporate Governance and Nominating Committee. If at the time of the meeting one or more of the nominees have become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee knows of no reason why any of the nominees will be unable to serve.

Nominees for Election to the Board of Directors for a One Year Term Expiring in 2009

Douglas G. Bergeron.  Mr. Bergeron, age 47, has served as Chief Executive Officer of VeriFone Holdings, Inc. since July 2001. From December 2000 to June 2002, Mr. Bergeron was Group President of Gores Technology Group and, from April 1999 to October 2000 served as President and Chief Executive Officer of Geac Computer Corporation. From 1990 to 1999, Mr. Bergeron served in a variety of executive management positions at SunGard Data Systems Inc., including Group CEO of SunGard Brokerage Systems Group and President of SunGard Futures Systems. Mr. Bergeron holds a Bachelor of Arts degree (with Honors) in computer science from York University in Toronto, Canada, and a Masters of Science degree from the University of Southern California. Mr. Bergeron is a member of the Listed Company Advisory Committee of the NYSE Euronext.

Robert W. Alspaugh.  Mr. Alspaugh, age 61, has served as a director since September 1, 2008. Mr. Alspaugh had a 36 year career at KPMG and was responsible for implementing the strategy of KPMG’s global organization in 150 countries, with more than 100,000 employees. From 2002 to 2006, Mr. Alspaugh served as Chief Executive Officer of KPMG International and from 1998 to 2002, Mr. Alspaugh served as Deputy Chairman and Chief Operating Officer of KPMG’s U.S. Practice. Mr. Alspaugh is currently a member of the boards of directors of Ball Corp., a supplier of metal and plastic packaging for beverages, food and household products, and of aerospace technologies and services to defense and civilian government agencies and Autoliv, Inc., a developer, manufacturer and supplier of safety systems to the automotive industry.

Dr. Leslie G. Denend.  Dr. Denend, age 67, has served as a director since January 2005. Dr. Denend was President of Network Associates, Inc., from December 1997 until May 1998. Since 1998, Dr. Denend has served on the boards of numerous public and private companies. Dr. Denend also was President and CEO of Network General Corporation from February 1993 until December 1997 and Chairman, President and CEO of Vitalink Communications Corporation from October 1990 until its acquisition by Network Systems Corp. in June 1991. Dr. Denend remained as a business unit president at Network Systems Corp. until December 1992. He was Executive Vice President at 3Com Corporation from January 1989 until October 1990. He was also a partner in McKinsey and Company from December 1984 until January 1989. Dr. Denend served as Executive Assistant to the Executive Director of the Council on International Economic Policy in the Executive Office of the President from August 1974 until August 1975, as a member of the National Security Council Staff from June 1977 until 1979, when he became the Special Assistant to the Assistant to the President for National Security Affairs, until January 1981. Dr. Denend also served as Deputy Director of the Cabinet Council on Economic Affairs from May 1982 until June 1983. Dr. Denend earned a Ph.D. and an M.B.A. from Stanford University and a B.S. from the U.S. Air Force Academy. He also currently serves as a director of McAfee, Inc., a supplier of computer security solutions.

Alex W. (Pete) Hart.  Mr. Hart, age 68, has served as a director since July 2006. Mr. Hart is currently Chairman of the Board and a director of SVB Financial Corp. Mr. Hart has been an independent consultant to the financial services industry since November 1997. From August 1995 to November 1997, he served as Chief Executive Officer and from March 1994 to August 1996, as Executive Vice Chairman, of Advanta Corporation, a diversified financial services company. From 1988 to 1994, he was President and Chief Executive Officer of MasterCard International, the worldwide payment service provider. Mr. Hart holds a bachelor’s degree in social relations from Harvard University. He is currently a member of the boards of directors of Fair Isaac Corporation, a predictive software company (since 2002), Global Payments, Inc., a payment services company (since 2001), and eharmony.com, an online compatibility service (since 2004).

Robert B. Henske.  Mr. Henske, age 47, has served as a director since January 2005. Mr. Henske has served as a Managing Director of Hellman & Friedman LLC since July 2007. From May 2005 until July 2007, he served as Senior Vice President and General Manager of the Consumer Tax Group of Intuit Inc. He was Intuit’s Chief Financial Officer from January 2003 to September 2005. Prior to joining Intuit, he served as Senior Vice President and Chief Financial Officer of Synopsys, Inc., a supplier of electronic design automation software, from May 2000 until January 2003. From January 1997 to May 2000, Mr. Henske was at Oak Hill Capital Management, a Robert M. Bass Group private equity investment firm, where he was a partner. Mr. Henske also serves as chairman of the board of directors of Activant Solutions, Inc. and as a director of Goodman Global Inc. Mr. Henske was previously a member of the board of directors of Williams Scotsman, Grove Worldwide, Reliant Building Products and American Savings Bank.

Eitan Raff.  Mr. Raff, age 67, has served as a director since October 2007. Mr. Raff has been the chairman of the board of directors of Bank Leumi le-Israel B.M. since 1995. Mr. Raff is also the Chairman of the Management Committee of Hebrew University of Jerusalem and previously served as the Accountant General (Treasurer) in the Israeli Ministry of Finance. Mr. Raff holds a B.A. and M.B.A. from the Hebrew University of Jerusalem. Bank Leumi is a party to our bank credit agreement and the aggregate outstanding loan and revolving credit commitment from Bank Leumi to us is less than $10 million.

Charles R. Rinehart.  Mr. Rinehart, age 61, has served as a director since May 2006 and as our non-executive Chairman since March 2008. Mr. Rinehart retired from HF Ahmanson & Co. and its principal subsidiary, Home Savings of America in 1998. Mr. Rinehart joined HF Ahmanson in 1989 and shortly thereafter was named President and Chief Operating Officer. He was named Chief Executive Officer in 1993 and also became Chairman in 1995 and served in these roles through 1998. Mr. Rinehart is a director of Safeco Corp. and has previously served as a director of Kaufman & Broad Home Corporation, Union Bank of California, the Federal Home Loan Board of San Francisco, and PacifiCare. Mr. Rinehart holds a bachelor’s degree in mathematics from the University of San Francisco.

Collin E. Roche.  Mr. Roche, age 37, has served as a director since July 2002. Mr. Roche is currently a Principal of GTCR Golder Rauner, L.L.C., which he joined in 1996 and rejoined in 2000 after receiving an M.B.A. from Harvard Business School. Prior to joining GTCR, Mr. Roche worked as an investment banking analyst at Goldman, Sachs & Co. and as an associate at Everen Securities. He received a B.A. in political economy from Williams College. Mr. Roche serves on the boards of directors of Syniverse Holdings, Inc., a provider of mission-critical technology services to wireless telecommunications companies worldwide, Private Bancorp, Inc., a financial institution providing various financial services to individuals, professionals, entrepreneurs and real estate investors, and several private GTCR portfolio companies.

Jeffrey E. Stiefler.  Mr. Stiefler, age 60, has served as a director since September 1, 2008. Mr. Stiefler has been a senior leader and director of a number of companies, primarily in financial and business services. He is currently Venture Partner of Emergence Capital Partners. From 1993 to 1995, he was President and Director of American Express Company. From 1995 to 2003, Mr. Stiefler was an advisor to two private equity firms, McCown DeLeeuw and Co. and North Castle Partners. Mr. Stiefler joined Digital Insight as the company’s Chairman, President, and CEO in August 2003, prior to the company’s acquisition by Intuit in February 2007. Mr. Stiefler is a director of LPL Investment Holdings Inc., Taleo Corporation, and InQ Corporation. Previously, Mr. Stiefler has served as President and CEO of IDS (a subsidiary of American Express Company), Senior Vice President for Citicorp’s Person-to-Person business unit, Vice-Chairman of Walker Digital Corp., and director of a number of companies, including National Computer Systems, TeleSpectrum, Outsourcing Solutions, CRC Health, and Education Lending Group.

There are no family relationships among any directors, nominees or executive officers of VeriFone.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” the election of each of Robert W. Alspaugh, Douglas G. Bergeron, Leslie G. Denend, Alex W. (Pete) Hart, Eitan Raff, Robert B. Henske, Charles R. Rinehart, Collin E. Roche, and Jeffrey E. Stiefler to the Board of Directors.

OUR EXECUTIVE OFFICERS

The current executive officers of VeriFone and their ages are as follows:

Name	Age	Position

Douglas G. Bergeron	47	Chief Executive Officer
Robert Dykes	58	Senior Vice President and Chief Financial Officer
Elmore Waller	59	Executive Vice President, Integrated Solutions

Biographical information for Mr. Bergeron is set forth above.

Robert Dykes.  Mr. Dykes has served as Senior Vice President since September 2, 2008 and as Chief Financial Officer since September 9, 2008. Prior to joining VeriFone, Mr. Dykes was Chairman and CEO of NebuAd Inc., a provider of targeted online advertising networks. Before joining NebuAd, from January 2005 to March 2007, Mr. Dykes was Executive Vice President, Business Operations and Chief Financial Officer of Juniper Networks, Inc., a provider of network infrastructure to global service providers, enterprises, governments and research and educational institutions. From February 1997 to December 2004, Mr. Dykes was Chief Financial Officer and President, Systems Group, of Flextronics International Ltd., a provider of design and electronics manufacturing services to original equipment manufacturers. From October 1988 to February 1997, Mr. Dykes was Executive Vice President, Worldwide Operations and Chief Financial Officer of Symantec Corporation, a provider of software and services that address risks to information security, availability, compliance, and information technology systems performance. Mr. Dykes also held Chief Financial Officer roles at industrial robots manufacturer, Adept Technology and senior financial management positions at Ford Motor Company and at disc drive controller manufacturer, Xebec. Mr. Dykes holds a Bachelor of Commerce in Administration degree from Victoria University, Wellington, New Zealand.

Elmore Waller.  Mr. Waller has served as Executive Vice President, Integrated Solutions since December 2004 and, since joining VeriFone in 1986, has served in a number of leadership positions including Senior Vice President and General Manager of the Worldwide Petro Division. Prior to working at VeriFone, Mr. Waller worked for 11 years at General Electric Company, serving in several financial management positions. Mr. Waller holds an M.B.A. from Syracuse University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the principles, policies, and practices that formed the foundation of our compensation program in fiscal year 2007 and explains how they applied to our named executive officers, who are our Chief Executive Officer, Douglas G. Bergeron, our former Executive Vice President and Chief Financial Officer, Barry Zwarenstein, our Executive Vice President, Integrated Systems, Elmore Waller, our former Executive Vice President, Global Operations, Isaac Angel, and our former Executive Vice President, Global Marketing and Business Development, William G. Atkinson. We refer to these executive officers as our “named executives.”

Compensation Program

Objectives

We believe that highly talented, dedicated, and results-oriented management is critical to our growth and long-term success. Our compensation program, which is subject to the oversight of our Board of Directors and its Compensation Committee, is designed to:

•	Attract, motivate, and retain management talent of high quality;

•	Align our management’s interests with those of our stockholders by providing for a significant portion of compensation in the form of stock options, restricted stock units, and other stock-based awards the value of which depends upon performance of our stock;

•	Tie each named executive’s compensation to our success during the most recent fiscal year, measured in large part by our financial performance and any increase in stockholder value during that period;

•	Tie a portion of each named executive’s compensation to that executive’s individual performance in supporting our goals for the fiscal year, in order to encourage and reflect individual contributions to our overall performance by rewarding individual achievement;

•	Ensure that each named executive’s compensation is at appropriate and competitive levels relative to each other and to senior executives at our competitors; and

•	Permit, to the extent deemed appropriate by our Compensation Committee, the bonuses paid to our named executives to be tax deductible to us as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code.

We have sought to design and implement compensation programs to recognize and accommodate the significant changes that we have undergone over the past three years during our transition from a private company with a majority stockholder to a public company with a diverse stockholder base. As a result, our compensation programs do not incorporate rigid formulas but are designed to take into account our performance during the previous fiscal year.

Implementing Our Objectives

We evaluate base salaries and short-term and long-term incentive awards as tools to provide the appropriate incentives to meet our compensation objectives both individually and in the aggregate for our named executives. We believe the most important indicator of whether our compensation objectives are being met is whether we have motivated our named executives to deliver superior performance, particularly with respect to financial performance and stockholders returns, and incentivized executives performing in line with our expectations to continue their careers with us.

Elements of Executive Compensation

Each compensation component is structured to recognize individual performance and to incentivize both short and long-term performance. Our compensation program consists of the following short-term and long-term components:

Short-term components

•	Base salary

•	Variable annual and quarterly performance-based cash bonus awards

•	One-time cash performance-based bonus awards for exceptional individual performance

•	Benefits and perquisites

Long-term component

•	Periodic grants of long-term equity-based awards including restricted stock units and stock options

The foregoing elements combine to promote the compensation objectives that we have outlined above. The Compensation Committee believes that a mix of both short-term cash incentives and long-term equity incentives are appropriate to implement our overall compensation program. The Compensation Committee sets base salaries and benefits and perquisites at levels that are designed to provide a competitive level of compensation in order achieve our objective of attracting, motivating and retaining management talent of high quality. The Compensation Committee structures performance-based cash bonus awards to provide our named executives with compensation that rewards the achievement of our quarterly and annual goals and other near term stockholder value-creation strategies. The Compensation Committee uses equity incentive awards to motivate named executives to achieve superior performance over a longer period of time and to tie the majority of each named executive’s compensation to long-term stockholder value creation. In determining the amount of the compensation awarded to a particular named executive, the Compensation Committee considers the following factors:

•	Whether the short and long-term components of the compensation package, in absolute as well as relative terms, assure that appropriate recognition, incentives, and retention value are maintained.

•	Our share price performance during the fiscal year.

•	Our performance during the fiscal year as measured against projections of our performance prepared by management for the fiscal year, including projections in respect of revenue and net income, as adjusted, per share.

•	Information prepared by our outside compensation consultant, Compensia, as described under “Competitive Data” and “Role of Compensation Consultants” below, including information with respect to the compensation plan arrangements of technology companies with revenues comparable to ours and selected peer companies.

•	Subjective evaluations prepared by our Chief Executive Officer with respect to the individual performance of each of our other named executives, consistent with our compensation objectives. Our Chief Executive Officer did not make recommendations about his own compensation.

Based on the foregoing factors as well as the objectives described above, the Compensation Committee considers the total compensation that may be awarded to the named executive including the allocation among base salary, performance based bonuses, equity incentives and benefits and perquisites. The Compensation Committee’s goal in awarding compensation is to award compensation that is reasonable in relation to the objectives of our compensation program when all elements of potential compensation are considered.

Tax Considerations

Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s principal executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Compensation Committee believes that it is in our best interests and the best interests of our stockholders to comply with the limitations of Section 162(m) of the Code to the extent practicable and consistent with retaining, attracting, and motivating our named executives. No named executive received annual compensation in fiscal year 2007 that exceeded the $1,000,000 limit for purposes of Section 162(m). Our Bonus Plan provides for performance based awards within the meaning of Section 162(m) and the Compensation Committee generally intends to grant awards under the Bonus Plan that are performance based within the meaning of Section 162(m).

Role of CEO in Determining Executive Compensation For Named Executives

As noted above, in connection with the determination of compensation for executive officers, Mr. Bergeron provides recommendations to the Compensation Committee; however, Mr. Bergeron does not make a recommendation as to his own compensation. While the Compensation Committee uses this information and values Mr. Bergeron’s recommendations, the Compensation Committee ultimately approves the compensation program for named executives. Mr. Bergeron was not present at any Compensation Committee discussions regarding his own compensation.

Speculative Transactions

In accordance with our insider trading policy, we do not permit any employee, including the named executives, to enter into any derivative or hedging transaction on our stock (including short-sales, market options, equity swaps, etc.).

Employment Agreements

We may enter into employment agreements with our named executive officers, if we determine that an employment agreement is necessary to obtain a measure of assurance as to the executive’s continued employment in light of prevailing market competition for the particular position held by the named executive, or if the Compensation Committee determines that an employment agreement is necessary and appropriate to attract, motivate, and retain executive talent in light of market conditions, the prior experience of the executive, or our practices with respect to other similarly situated employees. Based on an evaluation of these factors, we entered into an amended and restated employment agreement with our Chief Executive Officer, Mr. Bergeron during the fiscal year ended October 31, 2007. The terms of this employment agreement are described below under “Employment Agreement with our Chief Executive Officer.”

Indemnification Agreements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our Certificate of Incorporation that authorize and require us to indemnify our officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. We have also entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in Delaware law.

Employment Agreement with our Chief Executive Officer

In the first quarter of fiscal year 2007, our Compensation Committee undertook a review of the compensation program for Mr. Bergeron, our Chief Executive Officer. The Compensation Committee was mindful of the substantial equity that Mr. Bergeron had acquired in 2002 in connection with our investment and recapitalization led by Mr. Bergeron and GTCR Golder Rauner and that the portion of the equity acquired in 2002 that was subject to vesting conditions would become fully vested by the end of the third quarter of fiscal year 2007.

Our Compensation Committee determined that renewal of Mr. Bergeron’s 2002 employment agreement was appropriate but also sought to establish a program that provided for longer term incentives designed to reward Mr. Bergeron for achieving operational and financial goals set by the Compensation Committee. The program was also designed to ensure that a significant portion of Mr. Bergeron’s compensation would be directly correlated to value creation for our stockholders, thus aligning Mr. Bergeron’s interests more directly with those of our stockholders.

In January 2007, we entered into an amended and restated employment agreement with Mr. Bergeron that provides for an annual base salary $700,000, subject to annual increases at the discretion of the Compensation Committee. The agreement also provides for a potential annual cash bonus, of between 0 and 200% of the target bonus established by the Compensation Committee, with an initial target bonus for fiscal year 2007 of $900,000. The cash bonus is to be based on Mr. Bergeron’s performance and the achievement of pre-established performance criteria established by the Compensation Committee.

The term of the employment agreement ends on October 31, 2009, subject to automatic renewal for additional one-year periods six months prior to the termination date. If Mr. Bergeron’s employment is terminated without Cause or if Mr. Bergeron terminates his employment for Good Reason (as such terms are defined in the employment agreement), then Mr. Bergeron may be entitled to severance equal to one year’s current base salary and bonus paid for the prior fiscal year provided that any severance payments are conditioned on Mr. Bergeron’s compliance with the noncompetition provisions of the employment agreement. We have the option to extend the noncompetition period for an additional year, by paying Mr. Bergeron an additional year’s severance.

The employment agreement also entitles Mr. Bergeron to earn up to 900,000 performance restricted stock units (“RSUs”) over a three year period based upon growth in our net income, as adjusted, per share and our share price. The RSUs will vest in three annual tranches of 200,000 RSUs each in the event that we meet specified financial performance targets. For fiscal year 2007, vesting of 200,000 RSUs required that we report net income, as adjusted, per share of $1.60, which exceeded management’s guidance for fiscal year 2007 at the date of the agreement. For fiscal years 2008 and 2009, vesting of 200,000 RSUs will require 20% annual increases in net income, as adjusted, per share. Net income, as adjusted, is to be determined on a basis consistent with our reported net income, as adjusted, for the fiscal year ended October 31, 2006. In addition, in each year, Mr. Bergeron may earn up to a further 100,000 RSUs but only if we achieve both the targeted improvement in net income, as adjusted, per share results and our share price exceeds pre-established levels based on the volume weighted average price of our common stock (as reported on the New York Stock Exchange) in the 10 trading days beginning with the second full trading day following our announcement of financial results for the applicable fiscal year ($43.20 per share for the fiscal year ended October 31, 2007, $51.84 per share for the fiscal year ended October 31, 2008, and $62.20 per share for the fiscal year ended October 31, 2009). Each year’s RSU grant also has an additional service requirement under which any RSUs earned will not vest until the end of the fiscal year following the year for which the net income per share, as adjusted, target is met. As a result, the Compensation Committee believed that the RSUs provide significant incentives to Mr. Bergeron to remain with us, continue to grow our business, and increase stockholder value. The performance target for the fiscal year ended October 31, 2007 was not met and therefore none of the RSUs for that year will vest.

Severance Agreement with our New Chief Financial Officer

Robert Dykes became our Chief Financial Officer on September 9, 2008. We entered into a severance agreement with Mr. Dykes effective September 2, 2008. The agreement requires us to provide specified payments and benefits to Mr. Dykes if we undergo a change in control that results in a qualifying termination. A qualifying termination occurs if Mr. Dykes’ employment is terminated other than for cause (as defined in the agreement) or if he resigns for good reason (as defined in the agreement) in the period beginning 90 days prior to a change in control and ending 12 months after a change in control. A change in control for purposes of the agreement means any of the following events, subject to specified exceptions:

•	any person or group of persons becomes the beneficial owner of 40% or more of our outstanding voting securities;

•	the consummation of a merger or similar transaction that requires the approval of our stockholders (either for the transaction itself or for the issuance of securities);

•	the sale of all or substantially all of our assets; and

•	our liquidation or dissolution.

If there is a qualifying termination, we must pay Mr. Dykes, within 10 days following the date of termination, a sum equal to the total of (i) Mr. Dykes’ base salary through the date of termination and any bonuses that have become payable and have not been paid or deferred, (ii) any accrued vacation pay and compensation previously deferred, other than pursuant to a tax-qualified plan and (iii) Mr. Dykes’ annual base salary during the six-month period immediately prior to the date of termination. In connection with a qualifying termination, we must also provide Mr. Dykes with continuing medical, insurance and related benefits for six months following the date of termination.

In connection with a person or group of persons becoming the beneficial owner of 40% or more our outstanding voting securities, a merger or similar transaction, or the sale of all or substantially all of our assets that constitutes a change in control, the severance agreement also provides for the full vesting of any stock options, restricted stock and other stock-based rights held by Mr. Dykes pursuant to our 2006 Equity Incentive Plan. The agreement provides for modification to these payments and other benefits in order to mitigate the tax effects on Mr. Dykes of a specified federal excise tax.

Under the severance agreement, Mr. Dykes has agreed that in the event of a tender or exchange offer, proxy contest or the execution of an agreement whose consummation would constitute a change in control, he will not voluntarily leave his employment with us (other than as a result of disability, mandatory retirement or for good reason) until the change in control occurs or is terminated. The severance agreement continues in effect until we give 12 months’ written notice of cancellation, but the agreement ends immediately if Mr. Dykes’s employment is terminated more than 90 days before a change in control.

Executive Services Agreement Relating to our Former Interim Chief Financial Officer

Mr. Knowles provides services to us pursuant to an executive services agreement entered into as of May 15, 2008, between Tatum, LLC, of which Mr. Knowles is a partner, and us. Mr. Knowles became an employee of ours on June 2, 2008 and became our interim chief financial officer on August 19, 2008, a position he held until the appointment of Mr. Dykes as chief financial officer on September 9, 2008. Under the terms of the executive services agreement, we pay Mr. Knowles a salary of $24,500 a month and pay Tatum a fee of $10,500 per month for each month that Mr. Knowles is employed by us. An annualized cash bonus of up to $60,000 may also be earned based upon the achievement of certain operating objectives by us. 70% of such bonus is payable to Mr. Knowles and 30% of such bonus is payable to Tatum. Mr. Knowles is also reimbursed by us for his temporary living expenses as well his expenses for commuting to our offices in San Jose, California. Mr. Knowles does not receive any benefits under our health insurance plans. However, Mr. Knowles is entitled to participate in our 401(k) plan. The executive services agreement may be terminated upon 30 days’ notice by either Tatum, LLC or us.

Separation Agreement with our Former Chief Financial Officer

We entered into a separation agreement, with Mr. Zwarenstein, effective April 1, 2008, which, subject to the terms and conditions thereof, provides for the payment of a severance amount of $250,000, which represents Mr. Zwarenstein’s right to severance under any and all severance agreements and policies, offset by $150,000 of quarterly bonus payments received by Mr. Zwarenstein with respect to our fiscal year ended October 31, 2007 which Mr. Zwarenstein has agreed to reimburse to us because our restated results did not achieve the quarterly bonus targets. Mr. Zwarenstein will also be entitled to receive certain health insurance and similar welfare benefits for up to 18 months from his resignation date. Indemnification and confidentiality provisions to which Mr. Zwarenstein is entitled or bound under pre-existing employment arrangements remain in full force and effect. We and Mr. Zwarenstein have agreed to cooperate with one another to ensure an orderly transition and in respect of any ongoing legal proceedings or related matters. We and Mr. Zwarenstein also agreed to enter into mutual releases. Mr. Zwarenstein’s employment with us terminated as of August 19, 2008.

Determination of Compensation

Role of Compensation Consultants

We and the Compensation Committee consult from time to time with executive compensation consultants and consider the compensation levels of companies within our industry and other industries that compete for the same talent. Neither we nor the Compensation Committee has maintained any long-term contractual relationship with any compensation consultant. Periodically, we have also retained compensation consultants to assist in the design of programs that affect named executive compensation. As described below, in fiscal year 2007, the Compensation Committee retained Compensia to provide assistance in reviewing our compensation levels and the proposed structure of the compensation program for our Chief Executive Officer and other named executives.

Competitive Data

For fiscal year 2007, as in prior years, Compensia provided market data and an analysis of compensation paid to our named executives. The data for this study came from two sources: (1) pertinent data from annual reports and proxy statements from the peer group companies; and (2) the surveys described below. The peer group and survey companies reviewed and approved by the Compensation Committee are primarily technology companies, some of which compete with us for business or for executive personnel. The Compensation Committee’s intent was to choose peer group members or surveys featuring companies that have one or more attributes significantly similar to us, including size (evaluated on the basis of revenue), location, general industry, or products. Compensia and representatives of our Human Resources department and outside counsel then reviewed this data with the Compensation Committee. The following companies made up the peer group for which Compensia provided data:

BISYS Group	Intermec	Retalix
Business Objects S.A.	Metrologic Instruments	salesforce.com
Cadence Design Systems	MICROS Systems	ScanSource
CheckFree	Novell	Sybase, Inc.
eFunds	Palm	Transaction Systems Architects
Zebra Technologies

Data from the following surveys were also used by Compensia to provide additional compensation information to the Compensation Committee:

•	Radford Compensation Survey: Technology companies with reported annual revenues of between $500 million and $1 billion; and

•	Compensia Survey: Selected technology companies with reported annual revenues of between $200 million and $1 billion.

The Compensation Committee used this data as one of numerous factors in its decisions regarding compensation. Generally the data is used as a reference point in making decisions as to whether the contributions of each executive are properly reflected in his compensation. The Compensation Committee also gives great weight to business performance, including performance under several financial metrics, and individual performance as described below.

The Compensation Committee reviewed our executive compensation programs and practices, and analyzed, for each named executive, all existing elements of compensation (including base pay, cash bonus awards, and long-term compensation in the form of equity awards). The Compensation Committee compared these compensation components separately, and in total, to compensation at the peer group companies in an effort to set each element of compensation at a level such that the aggregate total compensation for each named executive officer is at or above the top quartile of peers surveyed, due to performance and desire to retain and motivate our most talented and experienced executives.

Base Salary

The objective of base salary is to provide fixed compensation to a named executive that reflects his or her job responsibilities, experience, value to our company, and demonstrated performance. The salary of our Chief Executive Officer, Mr. Bergeron, for the 2007 fiscal year was determined by his employment agreement with us. The salaries for the other named executive officers were determined by the Compensation Committee based on a variety of factors including the following:

•	The scope and importance of the named executive’s responsibilities.

•	The contribution and experience of the named executive.

•	Competitive market information regarding salaries, including the report that the Compensation Committee received from Compensia.

•	The importance of retaining the named executive along with the competitiveness of the market for the named executive’s role and responsibilities.

•	The recommendation of our Chief Executive Officer based on his subjective evaluation of the individual’s performance.

Base salaries are typically reviewed annually in the first quarter of each fiscal year in connection with annual performance reviews and adjusted to take into account the factors described above.

Fiscal Year 2007 Base Salary Determination

The following table identifies actions taken during fiscal year 2007 with respect to salaries of the named executive officers:

Named Executive Officer	Action

Douglas G. Bergeron	$700,000 in accordance with the salary set forth in his employment agreement
Barry Zwarenstein	Increased from $320,000 to $400,000 effective November 1, 2006
Isaac Angel	$302,760 effective November 1, 2006. Mr. Angel joined our company on November 1, 2006 following the acquisition of Lipman.
Elmore Waller	Increased from $300,000 to $315,000 effective November 1, 2006
William Atkinson	Increased from $300,000 to $400,000 effective November 1, 2006

The Compensation Committee decided to increase the salaries of Messrs. Zwarenstein, Angel, Atkinson, and Waller primarily based on the evaluation of such individual’s performance by our Chief Executive Officer. In the case of Mr. Zwarenstein, the Compensation Committee noted his work in building out our financial and accounting infrastructure. In addition, the Compensation Committee considered the increased job responsibilities that Mr. Zwarenstein undertook in our business and corporate development. In particular, the Compensation Committee noted that Mr. Zwarenstein’s efforts were instrumental towards our successful completion of the acquisition of Lipman in the prior fiscal year and that his base salary should be adjusted accordingly. In the case of Mr. Angel, who joined our company on November 1, 2006, in connection with the acquisition of Lipman, the Compensation Committee determined to set his salary primarily at a range that was appropriate within our compensation structure based on the Compensation Committee’s review of base salary compensation of our other named executives, with appropriate adjustment to ensure that Mr. Angel would remain motivated following the Lipman acquisition. The Compensation Committee determined that an increase to Mr. Atkinson’s salary was appropriate in light of our strong performance in international and emerging markets. The Compensation Committee also noted that Mr. Atkinson’s responsibilities required extensive international travel and that his base salary should be adjusted to reflect these additional requirements on Mr. Atkinson’s time. Mr. Waller’s compensation was increased as a result of his efforts to increase the growth in our petroleum products. The Compensation Committee also considered the fact that Mr. Waller’s responsibilities were expanded to include our multilane products.

Performance-Based Bonuses

We pay quarterly and annual bonuses as a component of overall compensation as well as to provide an incentive and reward for superior performance. Quarterly bonuses are generally paid in cash in the following fiscal quarter based on the prior period’s performance as compared to pre-determined performance goals and individual performance of the named executives during the quarter and are intended to account for approximately two-thirds of aggregate bonus compensation for our named executives, with the exception of Mr. Bergeron, who receives an annual bonus only. Annual bonuses are typically paid in the first fiscal quarter of each year based on our financial performance during the prior fiscal year and individual performance of the named executives. From time to time, we may also pay additional special one-time bonuses for exceptional performance or for the achievement of specific accomplishments that the Compensation Committee, after consultation with management, has determined are of significant importance to us.

In setting annual bonus compensation, which is usually intended to account for all of the bonus compensation of our CEO and at least one-third of overall bonus compensation of our other named executives, the Compensation Committee determines a target dollar value for annual bonus awards at the beginning of the fiscal year and has the discretion to deliver between 0% and 200% of the target annual bonus compensation for our CEO and between 0% and 100% of the target annual bonus compensation to our other named executives based on the following factors:

Our actual financial performance in comparison to internal financial performance forecasts prepared by our management and presented to the Compensation Committee and the Board of Directors in the first quarter of each fiscal year.

•	Our stock price performance as compared to internal stock price appreciation targets and the stock price appreciation of our peers during the prior fiscal year. For purposes of this evaluation, our peers are those companies listed under “Competitive Data” above.

•	Performance considerations relating to increased responsibilities performed by an executive during the fiscal year which were not contemplated when the executive’s target bonus was established.

•	Performance considerations relating to unforeseen events during the prior year.

•	The Compensation’s Committee’s subjective evaluation of the named executive’s individual performance.

These factors are described in further detail below:

1.	Financial Performance

In the first quarter of each fiscal year, the Compensation Committee and the Board of Directors receives financial forecasts from management. Based on its review of the financial forecasts and its assessment of the probability of achieving these forecasts, after consultation with management and the full Board, the Compensation Committee sets three financial performance metrics for the named executives. These metrics serve as the primary basis for the Compensation Committee’s evaluation of our financial performance. These financial performance metrics are set forth below:

Financial Performance Metric	Description

Revenue	Revenue growth is an essential component of long-term success and viability. Revenue is calculated in accordance with generally accepted accounting principles (“GAAP”).
Net Income, as Adjusted, Per Share	Net income, as adjusted, growth provides an indicator as to our ability to generate returns on its operations and fund future growth. This is a non-GAAP financial measure that we report in our annual and quarterly financial releases. Management has historically used this non-GAAP financial metric because it believes that it helps them evaluate our performance and compare our current results with those for prior periods as well as with the results of other companies in its industry.
EBITDA, as Adjusted	EBITDA, as adjusted, or earnings before interest, taxes, depreciation, and amortization, provides a good indicator of our financial performance by reference to cash generated by our business. EBITDA, as adjusted, is a non-GAAP measure that we use internally to evaluate the overall operating performance of our business.

The Compensation Committee views financial performance, along with stock price performance, as the two most important factors in determining a named executive’s annual bonus.

2.	Stock Price Performance

In accordance with the compensation program goal of tying executive compensation to stock price performance, the Compensation Committee places significant weight on the stock price performance of our common stock in setting annual bonus awards. The stock price performance factor is divided into two elements. The first element consists of an absolute performance goal for target stock price appreciation from the date that we announce results for the prior fiscal year through the date that we announce results for the current fiscal year, or the “stock price performance period.” The second element consists of a relative performance goal that compares our stock price appreciation during the stock price performance period to our peers that are identified under “Competitive Data” above.

3.	Unforeseen Events

After the end of the fiscal year, the Compensation Committee reviews our actual performance against each of the financial and stock price performance metrics. In determining the extent to which the financial and stock price performance metrics are met for a given period, the Compensation Committee exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual, or infrequently occurring events. To the extent appropriate, the Compensation Committee will also consider the nature and impact of such events in the context of the bonus determination. Although, the Compensation Committee believes that the bulk of the bonus should normally be based on objective measures of financial and stock performance, the Compensation Committee believes that in certain circumstances more subjective elements are also important in setting the bonus compensation of named executives.

4.	Individual Performance

The Compensation Committee recognizes that it is important to reward individual contributions. The Compensation Committee strives to reward individual performance by determining whether pre-established individual goals have been met and by determining the subjective performance of each named executive during the fiscal year.

In the first quarter of each fiscal year, the Compensation Committee sets a list of individual performance goals for our Chief Executive Officer after meeting with him. At this meeting, the Compensation Committee also reviews the individual performance goals that the Chief Executive Officer has set for the other named executives and makes adjustments to those performance goals as it deems appropriate.

After the completion of the fiscal year, the Compensation Committee has a meeting with the Chief Executive Officer to review whether the Chief Executive Officer’s pre-established individual goals were met and to provide the Chief Executive Officer with an opportunity to present what he believes are his significant contributions to our company for the fiscal year. The Compensation Committee also reviews the individual performance of each other named executive officer with the Chief Executive Officer. In determining the overall individual performance of each named executive officer other than the Chief Executive Officer, the Compensation Committee places substantial weight on the Chief Executive Officer’s recommendations.

5.	Compensation Committee Discretion

Notwithstanding the foregoing, the Compensation Committee has the discretion, in appropriate circumstances, to award a bonus less than the amount determined by the steps set out above, including to award no bonus at all. The Compensation Committee exercised this discretion in 2007 and determined not to award any annual bonuses to any of the named executives.

Fiscal Year 2007 Bonus Determinations

Determination of 2007 Annual Target Bonus Amount

In the first quarter of each fiscal year, the Compensation Committee sets a target bonus amount for each named executive officer. The target bonus takes into account all factors that the Compensation Committee deems relevant, with a focus on the objectives of our compensation program. In particular, the Compensation Committee evaluates individual and company performance during the last fiscal year and then existing competitive market conditions for executive talent in determining the target bonus of the executive officer in the current fiscal year. The Compensation Committee also places significant weight on the recommendation of our Chief Executive Officer in setting target annual bonus compensation of the other named executives for the fiscal year. For the fiscal year ended October 31,

2007, the Chief Executive Officer’s target bonus was $900,000 in accordance with the terms of his employment agreement with us.

Annual Target Bonus

In the first quarter of fiscal year 2007, the Compensation Committee approved the following target bonuses for the named executives:

Named Executive	Target Annual Bonus

Douglas G. Bergeron	$900,000
Barry Zwarenstein	$100,000
Isaac Angel(1)	$108,237
William Atkinson	$100,000
Elmore Waller	$50,000

(1)	Mr. Angel’s bonuses have been converted from Israeli Shekels to U.S. Dollars at the rate of 3.963 to 1.

As indicated above, Mr. Bergeron may receive between 0% and 200% of his annual target bonus and each other named executive may receive between 0% and 100% of his annual target bonus based on the Compensation Committee’s review of the factors listed above, with the goal of allocating at least 80% of a named executive’s annual bonus based on objective performance-based factors. Accordingly, each named executive may receive a bonus that is greater or less than his annual target bonus (and which could be zero), depending on whether, and to what extent performance and other conditions are satisfied and the Compensation Committee’s evaluation of the named executive’s performance.

Annual Bonus Awards

On December 3, 2007, following a review by and on the recommendation of management, we announced that our unaudited interim consolidated financial statements for the three months ended January 31, 2007, the three and six months ended April 30, 2007 and the three and nine months ended July 31, 2007 should no longer be relied upon, principally due to errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory, each of which affects our reported costs of net revenues. We also concluded that we would need to restate these financial statements in order to correct errors that overstated previously reported inventories by material amounts as of January 31, 2007, April 30, 2007 and July 31, 2007, and understated cost of net revenues by material amounts for the three month periods ended January 31, 2007, April 30, 2007, and July 31, 2007. Following the announcement of the anticipated restatements, our stock price lost a significant amount of its value. In addition, our financial performance measured in terms of net income, as adjusted, per share, was lower than what we had previously reported. In light of the restatements, the Compensation Committee determined that it would not be appropriate to award any annual bonus compensation to the currently employed named executives. Mr. Atkinson, who was not employed by us on the date that we announced the restatements, received a $50,000 pro-rated annual bonus, which was the amount negotiated and established in connection with the termination of his employment with us.

Determination of 2007 Quarterly Target Bonus Amounts

In the first quarter of each fiscal year, the Compensation Committee sets quarterly bonus targets for each of our named executive officers other than our CEO. Approximately 80% of the quarterly bonus targets will generally be awarded if performance-based goals established by the Compensation Committee for the quarter are met. Mr. Zwarenstein’s performance-based goals consisted of quantitative financial goals of the company for each quarter. Mr. Atkinson’s and Mr. Waller’s performance-based goals were based on (A) the amount contributed by their respective business unit to our operating income for the quarter and (B) the gross margin achieved by their respective business unit for the quarter. If Mr. Atkinson or Mr. Waller’s business units contributed between 85% and 100% of their respective performance-based goal, they were entitled to receive a reduced portion of their performance-based quarterly bonuses. Mr. Atkinson and Mr. Waller’s performance-based bonus could also exceed 100% of the target performance-based quarterly bonus if their business units contributed in excess of 100% of their respective performance-based goal. Mr. Angel’s performance-based goals were based on a combination of engineering project schedule goals and supply chain goals including (but not limited to) product availability, cost of goods sold results, cost reduction initiatives, inventory levels and quality levels. Approximately 20% of the quarterly bonus target will be awarded if the named executive has met or exceeded the expectations of our CEO based on our CEO’s subjective review of the named executive’s individual performance during the quarter. The Compensation Committee approved the following target bonuses for the named executives in 2007:

	Q1	Q1	Q2	Q2	Q3	Q3	Q4	Q4
	Performance	Individual	Performance	Individual	Performance	Individual	Performance	Individual
	Target	Target	Target	Target	Target	Target	Target	Target
Named Executive	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus

Barry Zwarenstein	$40,000	$10,000	$40,000	$10,000	$40,000	$10,000	$40,000	$10,000
Isaac Angel(1)	$54,946	$0	$54,946	$0	$54,946	$0	$54,946	$0
William Atkinson	$40,000	$10,000	$40,000	$10,000	$40,000	$10,000	$40,000	$10,000
Elmore Waller	$25,000	$5,000	$25,000	$5,000	$25,000	$5,000	$25,000	$5,000

(1)	Mr. Angel’s bonuses have been converted from Israeli Shekels to U.S. Dollars at the rate of 3.963 to 1.

Quarterly Bonus Awards

The following quarterly bonus awards were actually made to our named executives:

	Q1	Q1	Q2	Q2	Q3	Q3	Q4	Q4
	Performance	Individual	Performance	Individual	Performance	Individual	Performance	Individual
	Target	Target	Target	Target	Target	Target	Target	Target
Named Executive	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus	Bonus

Barry Zwarenstein(1)	$40,000	$10,000	$40,000	$10,000	$40,000	$10,000	$0	$0
Isaac Angel(2)	$54,946	$0	$54,946	$0	$54,946	$0	$27,473	$0
William Atkinson(3)	$40,490	$10,000	$34,000	$10,000	$50,000	$0	$0	$0
Elmore Waller(4)	$25,000	$5,000	$12,500	$5,000	$7,500	$5,000	$25,613	$0

(1)	Mr. Zwarenstein agreed to refund his quarterly bonus payments pursuant to his separation agreement with us.

(2)	Mr. Angel’s bonuses have been converted from Israeli Shekels to U.S. Dollars at the rate of 3.963 to 1.

(3)	Mr. Atkinson did not receive any quarterly bonus compensation in the third or fourth quarter of fiscal year 2007 because of the termination of his employment with us.

As part of his separation agreement with us, Mr. Atkinson was paid a discretionary bonus of $50,000 for the third quarter of fiscal year 2007. This amount was equal to Mr. Atkinson’s total target performance and individual bonus for the third quarter. Mr. Atkinson did not receive any quarterly bonus compensation in the fourth quarter of fiscal year 2007 because of the termination of his employment with us.

(4)	In lieu of receiving his quarterly individual bonus in the fourth quarter of fiscal year 2007, Mr. Waller received the special one-time bonus described below.

One-Time Bonuses

Due to the many positive contributions by Mr. Waller to our financial performance in 2007, the fact that Mr. Waller’s target bonuses were lower than the other named executives and the fact that we generally did not award bonuses to the named executives in 2007 because of the restatement of our financial statements, Mr. Waller was awarded a special one-time bonus of $35,000 in the fourth quarter of fiscal year 2007.

Long-Term Equity Incentive Compensation

At the mid-point of each fiscal year, the Compensation Committee determines whether to make long-term incentive awards to each named executive, with the exception of our Chief Executive Officer, whose long-term incentive awards are determined solely on the basis of the objective performance-based criteria set forth in his employment agreement and which are described under “Employment Agreement with our Chief Executive Officer” above.

Amount of Incentive Compensation.  The amount of long-term incentive compensation, if any, awarded each year to the other named executive officers is determined by the Compensation Committee, in consultation with our Chief Executive Officer, after taking into account our overall compensation program objectives. These grants are intended to serve as incentives for our named executives to remain with us and continue that performance and to tie a substantial amount of their overall compensation to the long-term performance of our common stock. In making awards of options and restricted stock units during fiscal year 2007, the Compensation Committee determined that at least one-third of total compensation for each of the named executives other than Mr. Bergeron should be in the form of these awards to ensure that the interests of each of our named executives is aligned with the interests of our stockholders. The Compensation Committee has determined that the value of restricted stock units for purposes of the long-term incentive compensation determination should be based on the value of the underlying common stock on the date of grant. We have determined that the value of stock options for purposes of the long-term incentive compensation determination should be based on the Black-Scholes value of the stock option on the date of grant.

Mix of Awards.  We view stock options as a way to link the compensation of our named executives directly to value creation for our stockholders, because the amount that a named executive realizes from stock options depends solely on the increase in value of our common stock from the grant date of the option. We view restricted stock units, which are an unsecured promise to deliver shares of our common stock, as a method to economically place each recipient of a restricted stock unit in the same position as a stockholder because the amount that a recipient ultimately receives from a restricted stock unit depends on the actual value of shares of common stock when the shares underlying the restricted stock units are delivered.

The Compensation Committee has determined that a mix of stock options and restricted stock units should normally be granted to our named executives to provide an appropriate allocation of performance and retention incentives that take into account the greater risks associated with options as compared to restricted stock units. The Compensation Committee weighted long-term incentives more towards restricted stock units because this award reflects both increases and decreases in stock price from the grant date market price as a way of tying compensation more closely to changes in stockholder value at all levels. In addition, weighting toward restricted stock units allows the Compensation Committee to deliver equivalent value with less use of authorized shares.

Vesting of Long-Term Incentives.  Generally stock options granted to executives become exercisable as to 25% of the grant approximately one year after the grant date and as to the remainder of the grant in equal quarterly installments over the following three years. The stock option life is seven years from the date of grant and offers executives the right to purchase the stated number of shares of our common stock at an exercise price per share determined on the date of grant. Stock options have value only to the extent the price of our shares on the date of exercise exceeds the applicable exercise price.

Restricted stock units also generally vest as to 25% of the grant approximately one year after the grant date and as to the remainder in equal quarterly installments over the following three years and upon vesting, shares of our common stock are delivered on a one-for-one basis.

Accounting Considerations.  All equity grants are accounted for in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment. It should be noted that the Compensation Committee did not attribute significant weight to the accounting charges associated with grants of options and restricted stock units granted to our named executives in light of the fact that these items do not directly relate to the performance of our named executives.

Equity Grant Procedures.  Equity awards to our employees are awarded only on dates that the Compensation Committee meets. As a result of this procedure, we have historically awarded equity grants to our named executives (other than our Chief Executive Officer) at the Compensation Committee’s regularly scheduled meeting in March of each year. However, in 2008, the Compensation Committee determined not to schedule this meeting until after we completed the restatement of our financial statements and filed our Form 10-K for 2007 and Form 10-Qs for the first and second quarters of 2008.

Fiscal Year 2007 Long-Term Incentive Determinations

Because none of the performance criteria set forth in Mr. Bergeron’s employment agreement were met for fiscal year 2007, the 300,000 RSUs that could have vested under Mr. Bergeron’s employment agreement as a result of fiscal year 2007 performance were cancelled in the first quarter of fiscal 2008.

In November 2006, we awarded Isaac Angel a grant of 150,000 options. This grant was made in order to retain Mr. Angel following our acquisition of Lipman Electronic Engineering Ltd. In particular, the Compensation Committee determined that it would be appropriate to award a significant equity award to Mr. Angel because of the fact that he held relatively few unvested equity awards upon the commencement of his employment with us.

In January 2007, we awarded Elmore Waller a grant of 25,000 options. This was a special one-time grant that was awarded to Mr. Waller in order to reward Mr. Waller for his individual performance in connection with the Lipman acquisition.

In July 2007, we awarded an annual refresher grant of 35,000 options to each of the named executives other than Mr. Bergeron. This amount was lower than in prior years due to the significant appreciation in our common stock and the higher Black-Scholes value of each option on a per option basis. The Compensation Committee also considered the amount of equity currently held by each of the named executives other than Mr. Bergeron and the fact that each named executive’s existing equity awards, together with the refresher grant, were sufficient to motivate these named executive to perform in a manner that would provide value creation for our shareholders.

Perquisites and Benefits

Other than with respect to Isaac Angel, we do not provide perquisites or personal benefits (such as financial services, air travel (other than reimbursement for business travel), country club memberships or car allowances) to the named executives other than standard health benefits available to all employees. We provided Mr. Angel with the use of a car and a recuperation allowance benefit as is customary for executive employees of Israel, Mr. Angel’s home country. We also reimbursed Mr. Angel for the cost of his home telephone use. These benefits were previously provided to Mr. Angel in connection with his employment at Lipman, which we acquired on November 1, 2006.

Mix of Compensation Elements

As discussed above, we weigh compensation for the named executives primarily towards short-term performance-based compensation and long-term equity compensation. However, we do not have any pre-established targets relating to the mix between base salary, short-term performance-based compensation and long-term equity compensation. The Compensation Committee makes a determination as to the particular mix of a named executive’s total compensation for a particular year based on its review of the factors described above relating to how base salaries, short-term performance-based compensation and long-term equity compensation are set in each year.

Executive Compensation

The following table sets forth compensation awarded to, paid to, or earned by VeriFone’s chief executive officer, chief financial officer, and the three other mostly highly compensated executive officers during fiscal year 2007. These executives are referred to in this report as the “named executive officers.”

Summary Compensation Table

										Change in
										Pension
										Value and
										Nonqualified
								Non-Equity		Deferred
					Stock		Option	Incentive Plan		Comp	All Other
	Fiscal	Salary	Bonus		Awards		Awards	Compensation		Earnings	Compensation		Total
	Year	($)	($)		($)(1)		($)(2)	($)		($)	($)		($)

Douglas G. Bergeron	2007	695,833	—		287,499	(3)	564,631	—		—	46,968	(4)	1,594,931
Chief Executive Officer
Barry Zwarenstein	2007	396,667	30,000	(6)	346,744		463,779	120,000	(6)	—	4,864	(7)	1,362,054
Executive Vice President and Chief Financial Officer(5)
Isaac Angel	2007	321,900	—		—		3,503,039	192,284		—	102,173	(9)	4,119,396
Executive Vice President, Global Operations(8)
William Atkinson	2007	348,120	70,000	(11)	834,899		1,740,447	74,490		—	9,971	(12)	3,077,927
Executive Vice President, Global Marketing and Business Development(10)
Elmore Waller	2007	314,375	50,000		71,875		336,705	70,613		—	1,907	(13)	845,475
Executive Vice President, Integrated Systems

(1)	Amounts shown in this column reflect our accounting expense for these restricted stock unit awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 for the fair value of restricted stock units granted to the named executive officers in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of the named executive officers during fiscal year 2007. For additional information, including information on the valuation assumptions with respect to grants made prior to fiscal year 2007, refer to “Note 7 — Stockholders’ Equity” of the Notes to Consolidated Financial Statements in the Form 10-K for the fiscal year ended October 31, 2007. See the Grants of Plan-Based Awards table for information on awards made in fiscal year 2007.

(2)	Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2007 for the fair value of stock options granted to the named executive officers. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS No. 123(R). Pursuant to SEC rules, amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, including information on the valuation assumptions with respect to grants made prior to fiscal year 2007, refer to “Note 7 — Stockholders’ Equity” of the Notes to Consolidated Financial Statements in the Form 10-K for the fiscal year ended October 31, 2007. See the Grants of Plan-Based Awards table for information on awards made in fiscal year 2007.

(3)	On January 4, 2007, we granted a total of 900,000 RSUs to Mr. Bergeron. All these RSUs have performance and/or market based vesting. As of October 31, 2007, we had not recognized any compensation expense related to these RSUs as the fiscal year 2007 financial targets were not achieved. The 200,000 performance units and the 100,000 market units related to fiscal year 2007 were cancelled effective October 31, 2007. The financial targets for the fiscal years 2008 and 2009 tranches have not yet been determined; therefore, no measurement date has occurred for those tranches. We will value the fiscal year 2008 and 2009 tranches when all factors for measurement have been determined and the measurement date has occurred.

(4)	Includes $39,104 relating to the difference between the fair value at the time of the grant of restricted stock and the purchase price for restricted stock granted under our 2002 Securities Purchase Plan. The amount represents the pro rata amount of such discount for the restricted stock vesting during the fiscal year. Also includes $7,000 of company 401(k) plan matching contribution and $864 of life insurance premiums.

(5)	Mr. Zwarenstein’s employment was terminated as of August 19, 2008.

(6)	Comprised of the quarterly bonus awards paid to Mr. Zwarenstein during fiscal year 2007. Pursuant to a separation agreement between Mr. Zwarenstein and us, Mr. Zwarenstein will reimburse to us the quarterly bonuses totaling $150,000 paid in fiscal year 2007 because our restated results did not achieve the quarterly bonus targets.

(7)	Comprised of $4,000 of company 401(k) plan matching contribution and $864 of life insurance premium.

(8)	Effective January 1, 2008, Mr. Angel retired from his role as Executive Vice President, Global Operations, and became an advisor to us. In connection with his employment as an advisor, Mr. Angel will receive the statutory minimum employment wage in Israel.

(9)	Comprised of customary Israeli benefits, including $42,909 for social benefits, $34,898 for car allowance, including the tax gross-up, $8,048 for disability insurance, and $16,318 for education, social security payments, home phone lines, recuperation pay, and medical costs.

(10)	Mr. Atkinson’s employment was terminated as of July 17, 2007.

(11)	$50,000 of Mr. Atkinson’s bonus was a discretionary bonus awarded to Mr. Atkinson in connection with the termination of his employment with us.

(12)	Includes $2,607 relating to the difference between the fair value at the time of the grant of restricted stock and the purchase price for restricted stock granted under our 2002 Securities Purchase Plan. The amount represents the pro rata amount of such discount for the restricted stock vesting during the fiscal year. Also includes $6,500 of company 401(k) plan matching contribution and $864 of life insurance premium.

(13)	Includes $1,043 relating to the difference between the fair value at the time of the grant of restricted stock and the purchase price for restricted stock granted under our 2002 Securities Purchase Plan. The amount represents the pro rata amount of such discount for the restricted stock vesting during the fiscal year. Also includes $864 of life insurance premium.

Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards in fiscal year 2007 to our named executive officers, including cash awards and equity awards. The option and restricted stock unit awards granted to our named executive officers in fiscal year 2007 were granted under our 2006 Equity Incentive Plan. For each grant of awards, one quarter of the award vests after one year, and the remainder vests ratably by quarter over the succeeding three years. Each option award has a term of seven years.

											All Other
											Stock	All Other	Exercise	Grant Date
			Estimated Possible Payouts			Estimated Possible Payouts					Awards:	Option	or Base	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive					Number of	Awards:	Price of	of Stock
		Board	Plan Awards			Plan Awards					Shares of	Securities	Option	and Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target		Maximum		Stock or	Underlying	Awards	Awards
Name	Date	Date	($)	($)	($)	(#)	(#)		(#)		Units (#)	Options (#)	($)	($)(2)

Douglas G. Bergeron	1/4/2007	1/4/2007	—	—	—	—	200,000	(1)	300,000	(1)	—	—	—	7,150,000
Chief Executive Officer

Barry Zwarenstein	7/2/2007	6/26/2007	—	—	—	—	—		—		—	35,000	35.47	321,920
Executive Vice President and Chief Financial Officer

Isaac Angel	7/2/2007	6/26/2007	—	—	—	—	—		—		—	35,000	35.47	321,920
Executive Vice President, Global Operations	11/1/2006	9/12/2006										150,000	30.00	1,346,760

William Atkinson	7/2/2007	6/26/2007	—	—	—	—	—		—		—	35,000	35.47	321,920
Executive Vice President, Global Marketing and Business Development(3)

Elmore Waller	7/2/2007	6/26/2007	—	—	—	—	—		—		—	35,000	35.47	321,920
Executive Vice President, Integrated Systems	1/3/2007	12/13/2006										25,000	35.45	266,560

(1)	Reflects threshold, target and maximum number of performance share awards related to fiscal year 2007 financial targets, granted under the 2006 Equity Incentive Plan, as described in “Compensation Discussion and Analysis.” No compensation expense was recognized related to these units in fiscal year 2007 because the fiscal year 2007 financial targets were not achieved. In the first quarter of 2008, the 200,000 performance units and the 100,000 market units related to fiscal year 2007 financial targets were cancelled.

(2)	Reflects the grant date fair value of each target equity award computed in accordance with SFAS No. 123(R). The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements included herein. These amounts do not correspond to the actual value that will be recognized by the named executive officers.

(3)	Mr. Atkinson’s employment terminated as of July 17, 2007, at which time his fiscal year 2007 option grant was cancelled.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table provides information about unexercised options held by each named executive officer as of October 31, 2007.

			Option Awards					Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
					Equity					Awards:	Market or
					Incentive					Number of	Payout
					Plan				Market	Unearned	Value of
					Awards:			Number of	Value of	Shares,	Unearned
			Number of	Number of	Number of			Shares or	Shares or	Units or	Shares,
			Securities	Securities	Securities			Units of	Units of	Other	Units or
			Underlying	Underlying	Underlying			Stock	Stock That	Rights	Other Rights
	Option/		Unexercised	Unexercised	Unexercised	Option	Option	That Have	Have Not	That Have	That Have
	Award		Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Vested ($)	Not Vested	Not Vested
Name	Grant Date		Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	(15)	(#)	($)(15)

Douglas G. Bergeron	3/22/2006	(1)	84,375	140,625		28.80	3/22/2013
Chief Executive Officer	3/22/2006	(13)						25,000	1,235,750
	1/4/2006	(14)								600,000	29,658,000
Barry Zwarenstein	7/2/2007	(2)		35,000		35.47	7/2/2014
Executive Vice President	3/22/2006	(1)	30,000	50,000		28.86	3/22/2013
and Chief Financial	4/29/2005	(3)		54,688		10.00	4/29/2012
Officer	8/9/2004	(4)	65,570	113,750		3.28	8/9/2014
	3/22/2006	(13)						6,250	308,938
	9/12/2006	(16)						30,000	1,482,900
Isaac Angel	7/2/2007	(2)		35,000		35.47	7/2/2014
Executive Vice President,	11/1/2006	(5)		150,000		30.00	11/1/2013
Global Operations	4/10/2006	(7)	200,000			28.52	4/10/2013
	10/21/2003	(6)	105,000			9.30	10/21/2010
William Atkinson	3/22/2006	(8)	27,500			28.86	11/30/2009
Executive Vice President,	4/29/2005	(8)	78,624			10.00	11/30/2009
Global Marketing and	3/22/2006	(9)						3,750	185,363
Business Development	9/12/2006	(9)						10,000	494,300
Elmore Waller	7/2/2007	(2)		35,000		35.47	7/2/2014
Executive Vice President,	1/3/2007	(10)		25,000		35.45	1/3/2014
Integrated Systems	3/22/2006	(1)	15,000	25,000		28.86	3/22/2013
	1/7/2005	(11)	12,500	62,500		10.00	1/7/2015
	12/9/2003	(12)	4,715	2,500		3.05	12/9/2013
	3/22/2006	(13)						6,250	308,938

(1)	Shares subject to this option vest and become exercisable as to 1/4 of the shares on March 22, 2007 and 1/16 of shares each quarter thereafter.

(2)	Shares subject to this option vest and become exercisable as to 1/4 of the shares on July 2, 2008 and 1/16 of shares each quarter thereafter.

(3)	Shares subject to this option vest and become exercisable as to 1/4 of the shares on May 1, 2007 and 1/16 of shares each quarter thereafter.

(4)	Shares subject to this option vest and become exercisable as to 1/5 of the shares on July 1, 2005 and 1/20 of shares each quarter thereafter.

(5)	Shares subject to this option vest and become exercisable as to 1/4 of the shares on November 1, 2007 and 1/16 of shares each quarter thereafter.

(6)	Shares subject to this option vest and become exercisable as to 1/2 of the shares on October 21, 2005, 1/4 of the shares on October 21, 2006, and 1/4 of the shares on October 21, 2007.

(7)	Shares subject to this option vest and become exercisable as to 1/2 of the shares on April 10, 2008, 1/4 of the shares on April 10, 2009, and 1/4 of the shares on April 10, 2010.

(8)	Per Mr. Atkinson’s separation agreement, on October 31, 2009, and for a period of thirty calendar days thereafter, if Mr. Atkinson has complied with all of the terms of his agreement, Mr. Atkinson will be entitled to exercise his 2005 grant that was fully vested as of October 31, 2007.

(9)	Per Mr. Atkinson’s separation agreement, provided that Mr. Atkinson has complied with all of the terms of his agreement, the number of shares of common stock underlying restricted stock units that were vested as of October 31, 2007, will be released on October 31, 2009.

(10)	Shares subject to this option vest and become exercisable as to 1/4 of the shares on January 3, 2008 and 1/16 of shares each quarter thereafter.

(11)	Shares subject to this option vest and become exercisable as to 1/5 of the shares on December 1, 2006 and 1/20 of shares each quarter thereafter.

(12)	Shares subject to this option vest and become exercisable as to 1/5 of the shares on January 1, 2005 and 1/20 of shares each quarter thereafter.

(13)	Shares subject to this RSU vest and become exercisable as to 1/4 of the shares on March 22, 2007 and 1/16 of shares each quarter thereafter.

(14)	On January 4, 2007, we granted a total of 900,000 RSUs to Mr. Bergeron. All these RSUs have performance based and/or market based vesting. As of October 31, 2007, 200,000 performance based units and 100,000 market units were cancelled as the fiscal year 2007 financial targets related to these RSUs were not achieved. The financial targets for the fiscal 2008 and 2009 RSU tranches have not yet been determined.

(15)	Market value of units of stock that have not vested is computed by multiplying (i) $49.43, the closing price on October 31, 2007, by (ii) the number of units of stock.

(16)	Shares subject to this RSU vest and become exercisable as to 1/4 of these shares on September 12, 2007 and 1/16 of shares each quarter thereafter.

Fiscal Year 2007 Option Exercises and Stock Vested

The following table presents information concerning the aggregate number of shares for which options were exercised during fiscal year 2007 for each of the named executive officers. In addition, the table presents information on shares that were acquired upon vesting of stock awards during 2007 for any of the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise ($)(1)	Acquired on Vesting	Vesting ($)(2)

Douglas G. Bergeron	—	—	15,000	563,500
Chief Executive Officer
Barry Zwarenstein	171,992	5,616,805	13,750	539,375
Executive Vice President and Chief Financial Officer(3)
Isaac Angel	135,000	3,915,269	—	—
Executive Vice President, Global Operations
William Atkinson	56,000	1,681,591	3,125	116,725
Executive Vice President, Global Marketing and Business Development(4)
Elmore Waller	72,785	2,152,315	3,750	140,875
Executive Vice President Integrated Systems

(1)	The value realized on the exercise is calculated as the difference between the fair market value of the shares on the date of exercise and the applicable exercise price for those options.

(2)	The value realized on the shares acquired is the fair market value of the shares on the date of vesting.

(3)	Mr. Zwarenstein’s employment terminated as of August 19, 2008.

(4)	Mr. Atkinson’s employment terminated as of July 17, 2007.

Potential Payments Upon Termination or Change of Control

Our change of control arrangements with Mr. Bergeron and Mr. Zwarenstein are included in their agreements with us. Our equity plans also provide for change of control benefits for all of our named executive officers. In addition, Mr. Angel is entitled to certain statutory severance payments in accordance with Israeli law. The tables below outline the potential payments and benefits payable to each named executive officer in the event of involuntary termination, or change of control, as if such event had occurred as of October 31, 2007. None of our named executives are entitled to a severance payment unless the change of control event is followed by an involuntary or constructive termination. All such payments and benefits would be provided by us.

Involuntary or Constructive Involuntary Termination

	Salary	Cash-Based		Continuation of	Intrinsic Value of	Intrinsic Value of
Name	Continuation	Incentive Award		Benefits	Unvested RSUs	Unvested Options

Douglas Bergeron	$700,000	$1,500,000	(3)	$33,204	—	—
Barry Zwarenstein	$400,000	—		—	—	—
Isaac Angel(1)	$766,852	—		—	—	—
William Atkinson(2)	—	—		—	—	—
Elmore Waller	—	—		—	—	—

Involuntary or Constructive Involuntary Termination Following a Change of Control

	Salary	Cash-Based		Continuation of	Intrinsic Value of		Intrinsic Value of
Name	Continuation	Incentive Award		Benefits	Unvested RSUs		Unvested Options

Douglas Bergeron	$700,000	$1,500,000	(3)	$33,204	—		—
Barry Zwarenstein	$400,000	$300,000		$20,091	$1,791,838	(4)	$6,766,663	(5)
Isaac Angel(1)	$766,852	—		—	—		—
William Atkinson(2)	—	—		—	—		—
Elmore Waller	—	—		—	$308,938	(6)	$1,002,850	(7)

(1)	Based on Israeli labor laws, an Israeli employee, such as Mr. Angel, is entitled to severance pay upon termination of employment by the employer for any reason, including retirement, based on the most recent monthly base salary of such employee multiplied by the number years of employment of such employee. Mr. Angel was entitled to severance of NIS 3,039,035 as of October 31, 2007, or $766,852 based on a NIS to U.S. Dollar exchange rate of 3.963 to 1 as of October 31, 2007.

(2)	Mr. Atkinson’s employment terminated prior to October 31, 2007. As a result, Mr. Atkinson was not entitled to receive any severance compensation as of that date.

(3)	Based on Mr. Bergeron’s bonus payment of $1,500,000 in 2006. This amount was reduced to $0 on November 1, 2007 because Mr. Bergeron did not receive a bonus for 2007.

(4)	Calculated by taking the product of the trading price of our common stock on October 31, 2007, of $49.43, and 36,250 RSUs subject to acceleration.

(5)	Calculated by taking the product of the difference between the trading price of our common stock on October 31, 2007, of $49.43, and the respective exercise prices of 198,750 unvested options (113,750 of which have an exercise price of $3.28, 50,000 of which have an exercise price of $28.86 and 35,000 of which have an exercise price of $35.47) subject to acceleration.

(6)	Calculated by taking the product of the trading price of our common stock on October 31, 2007, of $49.43, and 6,250 RSUs subject to acceleration.

(7)	Calculated by taking the product of the difference between the trading price of our common stock on October 31, 2007, of $49.43, and the respective exercise prices of 60,000 unvested options (25,000 of which have an exercise price of $28.86 and 35,000 of which have an exercise price of $35.47) subject to acceleration.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of VeriFone (the “Compensation Committee”) consists exclusively of independent directors.

The general purpose of the Compensation Committee is to (1) review and approve corporate goals and objectives relating to the compensation of VeriFone’s CEO, evaluate the CEO’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve the CEO’s compensation level based on this evaluation and (2) make recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans, and equity-based plans, among other things. VeriFone’s Board of Directors and its Corporate Governance and Nominating Committee have determined that each member of the Compensation Committee is “independent” within the meaning of the rules of both the NYSE and the SEC.

The Board of Directors determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE.

During fiscal year 2007, the Committee performed all of its duties and responsibilities under the Compensation Committee’s charter. Additionally, as part of its responsibilities, the Committee reviewed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” (CD&A), as prepared by management of VeriFone, and discussed the CD&A with management of VeriFone; Compensia, an independent compensation consultant to the Compensation Committee, also reviewed and commented on the CD&A. Based on its review and discussions, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

COMPENSATION COMMITTEE

Leslie G. Denend, Chair
Robert B. Henske
Collin E. Roche

REPORT OF THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

The primary purposes of the Corporate Governance and Nominating Committee are to (i) identify individuals qualified to become members of the Board of Directors, (ii) develop and recommend to the Board standards to be applied in making determinations as to the absence of material relationships between VeriFone and a director, (iii) develop and recommend to the Board a set of corporate governance principles and (iv) assist management in the preparation of disclosure in this Proxy Statement regarding the operations of the Corporate Governance and Nominating Committee.

The Board has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that Mr. Alspaugh, Dr. Castle, Dr. Denend, Mr. Hart, Mr. Henske, Mr. Raff, Mr. Rinehart, Mr. Roche, and Mr. Stiefler were “independent” within the meaning of the rules of the NYSE and the SEC. The Corporate Governance and Nominating Committee currently consists of Mr. Alspaugh, Mr. Hart, and Mr. Raff, as well as Dr. Castle, as chairman. Mr. Raff joined the Committee in October 2007, replacing Mr. Bondy, who resigned October 1, 2007. Mr. Alspaugh joined the Committee on September 1, 2008. The Board has determined that each member of the Committee is “independent” within the meaning of the rules of the NYSE and the SEC.

On an ongoing basis during fiscal 2007, the Corporate Governance and Nominating Committee evaluated potential candidates for positions on the Board and its committees, in each case in accordance with the criteria set forth in VeriFone’s Corporate Governance Guidelines. The Corporate Governance and Nominating Committee approved and recommended to the Board of Directors the eight director nominees currently standing for election at the Annual Meeting.

Over the course of fiscal 2007, the Corporate Governance and Nominating Committee reviewed with management both the long-term and emergency succession plans for the Chief Executive Officer and other key employees. The Corporate Governance and Nominating Committee has engaged an external executive search firm to assist in identifying qualified independent candidates to serve on VeriFone’s Board of Directors.

As part of its duties, in September 2007, the Corporate Governance and Nominating Committee also reviewed the Committee’s charter and VeriFone’s Corporate Governance Guidelines to determine whether any changes to the charter or the guidelines were deemed necessary or desirable by the Committee. After completing this review, the Committee recommended to the Board that no amendments to these documents needed to be made at that time.

The Committee also conducted an evaluation of its own performance that included an evaluation of its performance compared with the requirements of the charter of the Committee. During fiscal 2007, the Corporate Governance and Nominating Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee Charter.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

James C. Castle, Chair
Alex W. (Pete) Hart
Eitan Raff

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee of VeriFone is to assist the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to: (i) the integrity of VeriFone’s financial statements; (ii) VeriFone’s compliance with legal and regulatory requirements; (iii) VeriFone’s independent registered public accounting firm’s qualifications and independence; (iv) the performance of VeriFone’s internal audit function and independent registered public accounting firm; (v) the retention of VeriFone’s independent registered public accounting firm; and (vi) the preparation of this report.

The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Audit Committee currently consists of Dr. Denend and Mr. Rinehart, as well as Mr. Henske, as chairman, whom the Board of Directors has designated as an “Audit Committee financial expert” within the meaning of applicable SEC rules. Dr. Castle served as an Audit Committee member through June 11, 2008. Mr. Alspaugh joined the Audit Committee on September 1, 2008 and Mr. Stiefler will join the Audit Committee on September 10, 2008.

As set forth in the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of VeriFone’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by VeriFone and for implementing and maintaining internal control over financial reporting. The independent registered public accounting firm is responsible for auditing VeriFone’s financial statements and for reviewing VeriFone’s unaudited interim financial statements.

In fulfilling their responsibilities, it is recognized that members of the Audit Committee are not full-time employees of VeriFone and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to below do not assure that the audit of VeriFone’s financial statements has been carried out in accordance with generally accepted accounting principles or that VeriFone’s auditors are in fact “independent.”

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from VeriFone and its management, including the matters in the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, a copy of which the Audit Committee has received. All non-audit services performed by the registered public accounting firm must be specifically pre-approved by the Audit Committee or a member thereof.

In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board the inclusion of the audited financial statements in VeriFone’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, as filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Robert B. Henske, Chair
Leslie G. Denend
Charles R. Rinehart

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2007 regarding securities issued under our equity compensation plans that were in effect during fiscal year 2007.

	Number of Securities				Number of Securities
	to be Issued Upon		Weighted-Average		Remaining Available
	Exercise of Outstanding		Exercise Price of		for Future Issuance
	Options, Warrants		Outstanding Options,		Under Equity
Plan Category	and Rights		Warrants and Rights		Compensation Plans

Equity compensation plans approved by security holders(1)	9,081,387	(2)	$27.10	(3)	2,288,394	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	9,081,387	(2)	$27.10		2,288,394	(4)

(1)	This reflects our New Founders’ Stock Option Plan, Outside Directors’ Stock Option Plan, 2005 Employee Equity Incentive Plan, and 2006 Equity Incentive Plan. This information also includes securities issuable pursuant to the Lipman Electronic Engineering Ltd. 2003 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Stock Option Plan, Lipman Electronic Engineering Ltd. 2004 Share Option Plan, and Lipman Electronic Engineering Ltd. 2006 Share Incentive Plan as a result of our acquisition of Lipman Electronic Engineering Ltd. on November 1, 2006. VeriFone does not plan to issue securities in the future under any of the foregoing plans other than the 2006 Equity Incentive Plan.

(2)	Includes 600,000 shares that may be issued under restricted stock unit awards that are subject to performance conditions.

(3)	Excludes 749,750 shares subject to restricted stock units with an exercise price of $0 that were outstanding as of October 31, 2007.

(4)	Represents shares remaining available for future issuance under our 2006 Equity Incentive Plan.

2006 Equity Incentive Plan

Our 2006 Equity Incentive Plan is the only plan under which we currently make grants of equity awards. Our 2006 Equity Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units, dividend equivalent rights and other stock awards. Grants may be made to our directors, officers, and employees and other individuals performing services for us. The plan authorizes the issuance of an aggregate of 9,000,000 shares of our common stock. Any shares granted as stock options or stock appreciation rights shall be counted as one share issued under the plan for each share so granted. Any shares granted as awards other than stock options or stock appreciation rights shall be counted as 1.75 shares issued under the plan for each share so granted. As of October 31, 2007, there were 5,062,300 options outstanding at a weighted-average exercise price of $33.09 per share, of which 471,642 were exercisable at a weighted-average exercise price of $29.16 per share, and there were 749,750 restricted stock units outstanding, none of which were exercisable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of August 31, 2008, by:

•	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Percentage of beneficial ownership is based on 84,325,800 shares of common stock outstanding as of August 31, 2008. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2008 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address of each individual listed below is c/o VeriFone Holdings, Inc., 2099 Gateway Place, Suite 600, San Jose, California 95110.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent of Class

Beneficial owners
GTCR Fund VII, L.P.(1)	9,658,909	11%
Capital Research Global Investors(2)	8,760,800	10%
Capital Group International, Inc.(3)	8,394,830	10%
Brookside Capital Partners Fund, L.P.(4)	4,609,000	5%
Douglas G. Bergeron(5)	1,662,556	2%
Isaac Angel(6)	366,663	*	%
Barry Zwarenstein(7)	176,265	*	%
Elmore Waller(8)	84,841	*	%
James C. Castle(9)	37,875	*	%
Leslie G. Denend(10)	37,875	*	%
Robert B. Henske(11)	35,687	*	%
Charles Rinehart(12)	22,000	*	%
Alex W. (Pete) Hart(13)	21,000	*	%
Eitan Raff(14)	7,500	*	%
Collin E. Roche(1)	9,658,909	11%
Robert W. Alspaugh	—	—
William Atkinson	—	—
Robert Dykes	—	—
Jeffrey E. Stiefler	—	—

All directors and current executive officers as a group (12 persons)**	11,568,243	14%

*	Less than 1%.

**	Beneficial ownership information is provided as of August 31, 2008. Mr. Dykes became an executive officer subsequent to that date, and Messrs. Alspaugh and Stiefler became directors subsequent to that date. Total does not include shares beneficially owned by Messrs. Zwarenstein, Angel or Atkinson, each of whom are former executive officers of VeriFone.

(1)	The address of each of GTCR Fund VII, L.P., GTCR Capital Partners, L.P., GTCR Co-Invest, L.P. and Mr. Roche is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606. Beneficial ownership information includes 8,928,188 shares of common stock held by GTCR Fund VII, L.P., 648,984 shares of common stock held by GTCR Capital Partners, L.P., and 81,737 shares of common stock held by GTCR Co-Invest, L.P. GTCR Golder Rauner, L.L.C. is the general partner of the general partner of GTCR Fund VII, L.P., the general partner of the general partner of the general partner of GTCR Capital Partners, L.P., and the general partner of GTCR Co-Invest, L.P. GTCR Golder Rauner, L.L.C., through a six-person members committee (consisting of Mr. Roche, Philip A. Canfield, David A. Donnini, Edgar D. Jannotta, Jr., Joseph P. Nolan, and Bruce V. Rauner, with Mr. Rauner as the managing member), has voting and dispositive authority over the shares held by GTCR Fund VII, L.P., GTCR Capital Partners, L.P., and GTCR Co-Invest, L.P., and therefore beneficially owns such shares. Decisions of the members committee with respect to the voting and disposition of the shares are made by a vote of not less than one-half of its members and the affirmative vote of the managing member and, as a result, no single member of the members committee has voting or dispositive authority over the shares. Each of Messrs. Bondy, Roche, Canfield, Donnini, Jannotta, Nolan, and Rauner, as well as Vincent J. Hemmer, David F. Randell, George E. Sperzel and Daniel W. Yih are principals of GTCR Golder Rauner, L.L.C., and each of them disclaims beneficial ownership of the shares held by the GTCR funds.

(2)	The address of Capital Research Global Investors (“CRGI”) is 333 South Hope Street, Los Angeles, California 90071. CRGI has the sole power to vote and dispose of 8,760,800 shares of common stock. This information is based solely upon a Schedule 13G filed by CRGI on April 10, 2008.

(3)	The address of Capital Group International, Inc. is 11100 Santa Monica Blvd., Los Angeles, California 90025. Capital Group International, Inc. has sole voting power for 5,968,300 shares of common stock and sole dispositive power for 8,394,830 shares of common stock and (ii) Capital Guardian Trust Company has sole voting power for 5,417,500 shares of common stock and sole dispositive power for 7,758,340 shares of common stock. This information is based solely upon a Schedule 13G, as amended, filed by Capital Group International, Inc. and Capital Guardian Trust Company on February 11, 2008.

(4)	The address of Brookside Capital Partners Fund, L.P. is 111 Huntington Avenue, Boston, Massachusetts 02199. Brookside Capital Partners Fund, L.P. (“Brookside”) has the sole power to vote and dispose of 4,609,000 shares of common stock. Domenic Ferrante, as the sole managing member of Brookside Capital Management, LLC (“BCM”), BCM as the sole general partner of Brookside Capital Investors, L.P. (“BCI”) and BCI, as the sole general partner of Brookside, may each be deemed to share voting or investment control over the shares. This information is based solely upon a Schedule 13G filed by Brookside on January 14, 2008.

(5)	Beneficial ownership information includes 1,519,431 shares held by various family trusts the beneficiaries of which are members of Mr. Bergeron’s family. In addition, 143,125 shares listed as beneficially owned by Mr. Bergeron represent shares (i) issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008 and (ii) issuable upon vesting of restricted stock units that will vest within 60 days of August 31, 2008.

(6)	Beneficial ownership information includes 101 shares held by Mr. Angel directly. In addition, 366,562 shares listed as beneficially owned by Mr. Angel represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008.

(7)	Beneficial ownership information includes 91,265 shares held by Mr. Zwarenstein directly. In addition, 85,000 shares listed as beneficially owned by Mr. Zwarenstein represent shares issuable upon the exercise of options that are currently exercisable. Mr. Zwarenstein’s employment was terminated as of August 19, 2008.

(8)	Beneficial ownership information includes 3,125 shares held by Mr. Waller directly. In addition, 81,716 shares listed as beneficially owned by Mr. Waller represent shares (i) issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008 and (ii) issuable upon vesting of restricted stock units that will vest within 60 days of August 31, 2008.

(9)	Beneficial ownership information includes 24,000 shares held by Mr. Castle directly. In addition, 13,875 shares listed as beneficially owned by Mr. Castle represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008.

(10)	All 37,875 shares listed as beneficially owned by Mr. Denend represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008.

(11)	All 35,687 shares listed as beneficially owned by Mr. Henske represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008.

(12)	Beneficial ownership information includes 1,000 shares held by Mr. Rinehart directly. In addition, 21,000 shares listed as beneficially owned by Mr. Rinehart represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008.

(13)	All 21,000 shares listed as beneficially owned by Mr. Hart represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008.

(14)	All 7,500 shares listed as beneficially owned by Mr. Raff represent shares issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after August 31, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We occasionally enter into transactions with entities in which an executive officer, director, 5% or more beneficial owner of our common stock, or an immediate family member of these persons have a direct or indirect material interest. The Audit Committee reviews and approves each individual related party transaction exceeding $120,000, and believes all of these transactions were on terms that were reasonable and fair to us. The Audit Committee also reviews and monitors on-going relationships with related parties to ensure they continue to be on terms that are reasonable and fair to us.

Indemnification and Employment Agreements

As permitted by the Delaware General Corporation Law, we have adopted provisions in our Certificate of Incorporation that authorize and require us to indemnify our officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. We have also entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in Delaware law. Also, we have entered into employment agreements with our Chief Executive Officer, our former Chief Financial Officer and our Interim Chief Financial Officer. See “Executive Compensation — Compensation Discussion and Analysis.”

Equity Grants

We have granted stock options and restricted stock units to purchase shares of our common stock to our executive officers and directors and restricted stock units to certain of our executive officers. See “Executive Compensation” and “Director Compensation”.

PROPOSAL 2: AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

At the Annual Meeting, stockholders will be asked to approve an amendment to VeriFone’s Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares (the “Amendment”). On September 5, 2008, the Board of Directors adopted resolutions approving the Amendment in the form attached hereto as Appendix A.

In addition to the 84,325,800 shares of common stock outstanding at August 31, 2008, we have reserved 10,809,515 shares for issuance upon the exercise of options and rights granted or to be granted under our equity compensation plans, 3,250,000 shares for issuance upon conversion of our 1.375% senior convertible notes (the “Notes”) and 1,000,000 shares for issuance upon exercise of the warrants we issued to the counterparties in connection with the offering of the Notes.

Our Certificate of Incorporation also authorizes 10,000,000 shares of preferred stock. There are no outstanding shares of preferred stock, and this amendment would not change the number of authorized shares of preferred stock.

Purpose of the Amendment

The purpose of the Amendment is to increase the total authorized number of shares of common stock from 100,000,000 shares to 200,000,000 shares.

We are obligated under the terms of the Notes to seek an increase in the authorized number of shares of our common stock. Currently, there are 3,250,000 shares allocable to the Notes. If we are unsuccessful in increasing our authorized capital, we will be required to continue to pay additional interest on our Notes. We will also be unable to provide additional equity compensation to our existing and new employees, which could materially adversely affect our business.

In connection with the offering of the Notes, we sold warrants to the counterparties whereby they have the option to purchase up to approximately 7.2 million shares of our common stock. Currently, the maximum number of shares issuable upon exercise of the warrants will be 1,000,000 shares of our common stock. If we do not obtain stockholder approval to amend our Certificate of Incorporation to increase our authorized capital by the date of the second annual meeting of our stockholders after the date of the pricing of the Notes, the number of shares of our common stock underlying the warrants will increase by 10%, and the warrants will be subject to early termination by the counterparties. The Notes and warrants are described further below.

1.375% Senior Convertible Notes

On June 22, 2007, we sold $316.2 million aggregate principal amount of the Notes in an offering through Lehman Brothers Inc. and JP Morgan Securities Inc. (together “initial purchasers”) to qualified institutional buyers pursuant to Section 4(2) and Rule 144A under the Securities Act. The net proceeds from the offering, after deducting transaction costs, were approximately $307.9 million. We will pay 1.375% interest per annum on the principal amount of the Notes, payable semi-annually in arrears in cash on June 15 and December 15 of each year, commencing on December 15, 2007, subject to increase in certain circumstances.

Each $1,000 of principal of the Notes is initially convertible into 22.719 shares of VeriFone common stock, which is equivalent to a conversion price of approximately $44.02 per share, subject to adjustment upon the occurrence of specified events. Holders of the Notes may convert their Notes prior to maturity during specified periods as follows: (1) on any date during any fiscal quarter beginning after October 31, 2007 (and only during such fiscal quarter) if the closing sale price of our common stock was more than 130% of the then current conversion price for at least 20 trading days in the period of the 30 consecutive trading days ending on the last trading day of the previous fiscal quarter; (2) at any time on or after March 15, 2012; (3) if we distribute, to all holders of our common stock, rights or warrants (other than pursuant to a rights plan) entitling them to purchase, for a period of 45 calendar days or less, shares of our common stock at a price less than the average closing sale price for the ten trading days preceding the declaration date for such distribution; (4) if we distribute, to all holders of our common stock, cash or other assets, debt securities, or rights to purchase our securities (other than pursuant to a rights plan), which distribution has a per share value exceeding 10% of the closing sale price of our common stock on the trading day preceding the declaration date for such distribution; (5) during a specified period if certain types of fundamental changes occur; or (6) during the five business-day period following any five consecutive trading-day period in which the trading price for the Notes was less than 98% of the average of the closing sale price of our common stock for each day during such five trading-day period multiplied by the then current conversion rate. Upon conversion, we would pay the holder the cash value of the applicable number of shares of our common stock, up to the principal amount of the note. Amounts in excess of the principal amount, if any, will be paid in stock. As of the date of this Proxy Statement, none of the conditions allowing holders of the Notes to convert had been met.

Unless and until we obtain stockholder approval to amend our Certificate of Incorporation to increase our authorized capital, the maximum number of shares available for issuance upon conversion of each $1,000 principal amount of Notes will be the pro rata portion of an aggregate of 3,250,000 shares allocable to such Note, which equates to 10.2766 shares per $1,000 principal amount of Notes. We have agreed to use our reasonable best efforts to seek such stockholder approval within one year of the issuance of the Notes. Because we did not increase our authorized capital to permit conversion of all of the Notes at the initial conversion rate by June 21, 2008, beginning on June 21, 2008 the Notes began to bear additional interest at a rate of 2.0% per annum (in addition to the additional interest as a result of certain other circumstances) on the principal amount of the Notes, which will increase by 0.25% per annum on each anniversary thereafter if the authorized capital has not been increased. If stockholder approval to increase our authorized capital is received, such additional interest will cease to accrue.

Warrants

In connection with the offering of the Notes, we sold warrants to the counterparties whereby they have the option to purchase up to approximately 7.2 million shares of our common stock at a price of $62.356 per share. We received approximately $31.2 million in cash proceeds from the sale of these warrants, all of which remain outstanding. If the volume weighted average price of our common stock on each trading day of the measurement period at maturity of the warrants exceeds the applicable strike price of the warrants, there would be dilution to the extent that such volume weighted average price of our common stock exceeds the applicable strike price of the warrants. Unless and until we obtain stockholder approval to amend our Certificate of Incorporation to increase our authorized capital, the maximum number of shares issuable upon exercise of the warrants will be 1,000,000 shares of our common stock. If we do not obtain stockholder approval to amend our Certificate of Incorporation to increase our authorized capital by the date of the second annual meeting of our stockholders after the date of the pricing of the Notes, the number of shares of our common stock underlying the warrants will increase by 10%, and the warrants will be subject to early termination by the counterparties.

In addition to our obligations with respect to the Notes and warrants, the additional shares may be used for various purposes, including providing equity incentives to employees, officers or directors, capital raising activities and strategic transactions.

Other than with respect to the Notes and warrants, as of the date of this Proxy Statement we have no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purposes. However, we also review and evaluate potential capital raising activities, strategic transactions and other corporate actions on an ongoing basis to determine if such actions would be in our best interests and the best interests of our stockholders.

Effects of the Amendment, if Adopted

Upon issuance, the additional shares of authorized common stock would have rights identical to the shares of common stock currently outstanding. Approval of the Amendment would have a potential dilutive effect upon the settlement of the conversion spread of the senior convertible notes and the warrants. Because our Certificate of Incorporation does not confer to our stockholders preemptive rights with respect to common stock, should our Board of Directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase these shares.

The Amendment could, under certain circumstances, have an anti-takeover effect, although that is not our intention with this proposal. For example, in the event of a hostile attempt to take control of VeriFone, it may be possible for VeriFone to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of VeriFone. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity of our stockholders to dispose of their shares at a premium, which may be offered in takeover attempts or a merger proposal. The Amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position. However, as of the date of this Proxy Statement, the Board of Directors is not aware of any attempt to take control of VeriFone, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of VeriFone entitled to vote at an election of directors is required to authorize the proposed increase in the authorized number of shares of Common Stock. Both abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against Proposal 2.

If the Amendment is approved by the stockholders, it will become effective upon filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which filing is expected to occur soon after the Annual Meeting.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” the Amendment.

PROPOSAL 3: AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve an amendment to the VeriFone 2006 Equity Incentive Plan (the “Plan”). The purpose of the amendment is to increase the number of shares of common stock that we may issue under the Plan by 4,200,000 from 9,000,000 to 13,200,000 shares. The Plan is a broad-based plan under which VeriFone grants awards to its employees, including officers and directors, non-employee directors and consultants (the “Plan Participants”). The Board believes that VeriFone’s interests are advanced by providing Plan Participants with an additional incentive to enhance the long-term performance of VeriFone and to remain in the service of VeriFone and its subsidiaries and affiliates. As of September 2, 2008, there were 8,819,480 and 695,125 shares of common stock to be issued under the Plan in respect of outstanding stock options and restricted stock units, respectively. Restricted stock awards outstanding includes 600,000 performance-based restricted stock units which will only vest if certain performance targets are met. Assuming that these performance-based restricted stock units will vest, then there would be 1,353,016 shares available for grant under the Plan as of September 2, 2008. Assuming these 600,000 performance-based restricted stock units will not vest then there are 95,125 restricted stock units outstanding and 2,403,016 shares available for grant as of September 2, 2008. The weighted exercise price of the outstanding options was $26 and the weighted average remaining contractual term of the options was 5 years.

A summary of the Plan is set forth below but is qualified in its entirety by reference to the full text of the Plan itself, which is attached as Appendix B to this Proxy Statement.

General and Administration

The Plan is administered by a committee (the “Committee”), which consists of at least two members of the Board. The Board, in its discretion, may also administer the Plan and, in such a case, has all of the rights, powers and authority of the Committee.

Among other things, the Committee selects the persons to whom awards (“Awards”) will be made under the Plan, the time when Awards will be granted, the terms of the Awards and the number of shares of VeriFone common stock subject to the Awards. Specific future Awards are not determinable at this time. Actions of the Committee shall be taken by the vote of a majority of its members.

The Committee has the authority to construe, interpret and implement the Plan, and prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations. The determination of the Committee on all matters relating to the Plan or any Award is final, binding and conclusive. The Committee will have no liability to any person (including, without limitation, any Plan Participant) for any action taken, or omitted to be taken, in good faith with respect to the Plan or any Award.

Eligibility

Awards may be made to any director, officer, employee or consultant of VeriFone and its subsidiaries and affiliates, including any prospective employees or consultants, as selected by the Committee in its sole discretion.

Because the granting of Awards under the Plan is entirely within the discretion of the Committee, it is not possible to designate the employees to whom future Awards will be granted under the Plan or the number of shares of VeriFone common stock that will be subject to future Awards that are granted under the Plan.

Stock Issuable Under the Plan

If the amendment to the Plan is approved by VeriFone stockholders, subject to adjustment as provided below, the total number of shares of VeriFone common stock that may be issued under the Plan is 13,200,000 shares. Any shares granted as stock options or stock appreciation rights are counted as 1 share issued under the Plan for each share so granted. Any shares granted as Awards other than stock options or stock appreciation rights are counted as 1.75 shares issued under the Plan for each share so granted. Shares of VeriFone common stock subject to any Award that expires, terminates or otherwise lapses will again become available for issuance under the Plan. Shares issued under the Plan may be authorized but unissued VeriFone common stock or authorized and issued VeriFone common stock held in VeriFone’s treasury or acquired by VeriFone for purposes of the Plan. The following shares of VeriFone common stock may not again be made available for issuance under the Plan: (i) shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, (ii) shares of common stock used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) shares of common stock repurchased on the open market with the proceeds of the option exercise price.

The number of shares of VeriFone common stock covered by each outstanding Award, the number of shares available for Awards, and the price per share of VeriFone common stock covered by each outstanding Award may be proportionately adjusted, as determined in the sole discretion of the Committee, for any increase or decrease in the number of issued shares of VeriFone common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of VeriFone common stock, or any other increase or decrease in the number of issued shares of VeriFone common stock effected without receipt of consideration by VeriFone or to reflect any distributions to holders of common stock other than regular cash dividends paid pursuant to an announced dividend policy. After any such adjustment, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

Unless otherwise provided in an award agreement or determined by the Committee, a successor to VeriFone as a result of a business combination may assume, or replace with equivalent awards, all outstanding Awards.

Types of Awards

The Plan provides for grants of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units, dividend equivalent rights and other stock Awards.

Stock Options.  A stock option is the right to acquire shares of VeriFone common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees or consultants, but not VeriFone, to more favorable tax treatment). The number of shares of VeriFone common stock covered by each option is determined by the Committee.

The exercise price of the shares of VeriFone common stock subject to each option is set by the Committee but cannot be less than 100% of the fair market value (on the grant date) of the shares of common stock covered by the option. Notwithstanding the foregoing, the exercise price of an incentive stock option must be at least 110% of the fair market value (on the grant date) of the shares of VeriFone common stock covered by the option if (on the grant date) the Plan Participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of VeriFone. The aggregate fair market value of shares of VeriFone common stock (determined on the grant date) covered by incentive stock options which first become exercisable by any Plan Participant during any calendar year also may not exceed $100,000. No stock option may be exercisable more than seven years after the date of grant.

The Committee establishes the vesting schedule of each option at the time of grant. Stock options will become exercisable during such times and subject to such terms and conditions as determined by the Committee, in its sole discretion. If a Plan Participant has been discharged for cause, then all stock options not previously exercised will terminate. However, if the termination of employment is by reason other than a discharge for cause, the Plan Participant may exercise any vested stock options for 90 days (365 days in the case of death or disability, and 180 days in the case of retirement) after the termination of employment.

Stock Appreciation Rights.  The Committee may grant stock appreciation rights which entitle the Award holder to receive an appreciation distribution in cash or shares of VeriFone common stock equal to the excess, if any, of the fair market value of the shares of VeriFone common stock on the date of exercise of the stock appreciation right over the exercise price per stock appreciation right (or accompanying award). Stock appreciation rights will become exercisable during such times and subject to such terms and conditions as determined by the Committee, in its sole discretion. The exercise price of a stock appreciation right may not be less than 100% of the fair market value

(on the date of grant) of a share of VeriFone common stock. No stock appreciation right (whether or not granted in connection with a stock option) may be exercisable more than seven years after the date of grant.

Restricted Shares.  The Committee may grant restricted shares of VeriFone common stock in amounts, and subject to such terms and conditions, as the Committee may determine, in its sole discretion. The grantee will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Committee may include in the award agreement. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Plan and the applicable award agreement.

Restricted Stock Units.  The Committee may grant restricted stock units in amounts, and subject to such terms and conditions, as the Committee may determine. The Committee has the discretion to determine the Plan Participants to whom restricted stock unit Awards are to be made, the times at which such Awards are to be made, the size of such Awards and all other conditions of such Awards, including the restrictions on such Awards. Recipients of restricted stock units have only the rights of a general unsecured creditor of VeriFone and do not have rights as a stockholder of VeriFone until the VeriFone common stock underlying the restricted stock units is delivered.

Dividend Equivalent Rights.  The Committee may, in its discretion, include in the award agreement (other than with respect to stock appreciation rights) a dividend equivalent right entitling the grantee to receive amounts equal to the dividends that would be paid, during the time such Award is outstanding, on the shares of VeriFone common stock covered by such Award as if such shares were then outstanding. The grantee of a dividend equivalent right will have only the rights of a general unsecured creditor of VeriFone until payment of such amount is made as specified in the applicable award agreement.

Performance Shares and Share Units.  Performance shares and share units are Awards that will result in a payment to a Plan Participant only if performance goals and/or other vesting criteria (including, for example, continued employment) established by the Committee are achieved or the Awards otherwise vest. The applicable performance goals will be determined by the Committee, in its sole discretion, and may be applied on a company-wide, business unit or individual basis, as deemed appropriate in light of the Plan Participant’s specific responsibilities. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, VeriFone common stock, or in a combination of cash and VeriFone common stock.

Other Stock-Based Awards.  The Committee may grant other types of stock-based Awards, in amounts, and subject to the terms and conditions of the Plan, as the Committee may determine. These Awards may involve the transfer of actual shares of VeriFone common stock, or the payment in cash or otherwise of amounts based on the value of shares of VeriFone common stock, and may include Awards designed to comply with, or take advantage of certain benefits of, the local laws of U.S. and non-U.S. jurisdictions.

Prohibition on Repricing

Except in connection with a corporate transaction involving VeriFone (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash or other Awards, in each case with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

Nonassignability

Except to the extent otherwise provided in the award agreement or approved by the Committee, no Award or right granted to any person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of or hedged, in any manner, other than by will or by the laws of descent and distribution. During the life of the grantee, Awards may be exercised only by the grantee or the grantee’s legal representative.

Duration and Amendment

The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect, except that no such amendment shall materially impair any rights or materially increase any obligations of the grantee under any Award theretofore made under the Plan without the consent of the grantee.

Unless sooner terminated by the Board, the Plan shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable award agreements.

Participation in the 2006 Plan

The grant of awards under the Plan to executive officers, including our named executive officers, is subject to the discretion of the Board. The number of awards granted during fiscal year 2007 under the Plan was as follows:

Name and Position	Number of Awards

Douglas G. Bergeron, Chief Executive Officer	900,000	(1)
Barry Zwarenstein, Executive Vice President and Chief Financial Officer	35,000
Isaac Angel, Executive Vice President, Global Operations	185,000
William Atkinson, Executive Vice President, Global Marketing and Business Development	35,000
Elmore Waller, Executive Vice President, Integrated Systems	60,000
Current Executive Group	960,000	(1)
Current Non-Executive Director Group	85,000
Non-Executive Officer Employee Group	2,887,705

(1)	Relates to 900,000 restricted stock units that vest in three equal annual tranches if certain targets are met. The targets were not met for fiscal year 2007 and accordingly, 300,000 restricted stock units were cancelled in the first quarter of fiscal year 2008.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” approval of the amendment to the VeriFone 2006 Equity Incentive Plan.

PROPOSAL 4: RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of VeriFone has selected and appointed Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of VeriFone and its subsidiaries for the year ending October 31, 2008. Ernst & Young LLP audited the financial statements for us for the years ended October 31, 2007, 2006, 2005 and 2004. A member of that firm will be present at the annual meeting, will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit

Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of VeriFone and its stockholders. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its selection of our independent registered public accounting firm.

Audit Committee Pre-Approval Policies and Procedures

As required by Section 10A(i)(1) of the Exchange Act, our Audit Committee has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and permissible non-audit services to be performed by Ernst & Young LLP. Any proposed service that has received pre-approval but which will exceed pre-approved cost limits will require separate pre-approval by the Audit Committee. In addition, pursuant to Section 10A(i)(3) of the Exchange Act, the Audit Committee has established procedures by which the Audit Committee may from time to time delegate pre-approval authority to the Chairman of the Audit Committee. If the Chairman exercises this authority, he must report any pre-approval decisions to the full Audit Committee at its next meeting.

Fees Paid to Independent Registered Public Accounting Firm

The following table shows information about fees paid by VeriFone and its subsidiaries to Ernst & Young LLP during the years ended October 31, 2007 and 2006 (in thousands):

			Percentage of			Percentage of
			2007 Services			2006 Services
			Approved by			Approved by
	2007		Audit Committee	2006		Audit Committee

Audit fees	$16,776	(1)	100%	$3,749	(2)	100%
Audit-related fees	27		100	43		100
Tax fees	317		100	118		100
All other fees	11		100	8		100

Total fees	$17,131			$3,918

(1)	Audit fees in 2007 included fees related to the restatement of the Condensed Consolidated Financial Statements for the three months ended January 31, April 30 and July 31, 2007.

(2)	Audit fees in 2006 included fees incurred related to SEC registration statements filed in connection with our Lipman acquisition.

Audit-Related Fees.  This category consists of assurance and related services provided by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category primarily include employee benefit plan audits, due diligence related to acquisitions and consultations concerning financial accounting and reporting standards.

Tax Fees.  This category consists of professional services rendered by Ernst & Young LLP, primarily in connection with our tax compliance activities, including the preparation of tax returns in certain overseas jurisdictions, consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

All Other Fees.  This category consists of fees for products and services other than the services reported above.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm to audit the consolidated financial statements of VeriFone and its subsidiaries for the fiscal year ending October 31, 2008. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted “FOR” ratification of the appointment.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires VeriFone’s executive officers, directors and persons who own more than 10% of VeriFone’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of VeriFone. The officers, directors and 10% stockholders are required by SEC regulations to furnish VeriFone with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this Proxy Statement anyone who failed to file on a timely basis reports that were due during the most recent fiscal year or, in certain cases, prior years. Based on our review of reports we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year ended October 31, 2007, all Section 16(a) filing requirements were satisfied on a timely basis with the exception of the filing of two late Form 4 filings by each of Mr. Angel and Dr. Castle and one late Form 4 filing by each of Mr. Bergeron and Mr. Zwarenstein.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, the Compensation Committee consisted of Leslie G. Denend (Chair), Robert B. Henske, and Collin E. Roche. None of the members is an officer or employee of VeriFone, and none of our executive officers serves as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by VeriFone under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee,” “Report of the Corporate Governance and Nominating Committee” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) will not be deemed incorporated and are not considered “soliciting” material.

Householding

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.

If you and others who share your mailing address own our common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of our proxy statement and annual report have been sent to your address.

We will promptly deliver separate copies of our proxy statement and annual report at the request of any stockholder who is in a household that participates in the householding of our proxy materials. You may send your request by mail to our Investor Relations department at VeriFone Holdings, Inc., 2099 Gateway Place, San Jose, CA 95110 or by telephone at (408) 232-7800. If you currently receive multiple copies of VeriFone’s proxy materials and would like to participate in householding, please contact our Investor Relations department at the address or phone number described above.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on October 8, 2008

You may obtain, free of charge, a copy of our 2007 Annual Report on Form 10-K filed with the SEC, this Proxy Statement, our Annual Report to Stockholders, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and the charters for our Audit, Compensation and Corporate Governance and Nominating

Committees, without charge, by writing to: VeriFone Holdings, Inc., 2099 Gateway Place, Suite 600, San Jose, California 95110, Attn: Investor Relations. Our 2007 Annual Report on Form 10-K, this Proxy Statement, our Annual Report to Stockholders and the other documents mentioned in this paragraph are available on our website at http://ir.verifone.com. For directions to the Annual Meeting, please contact our Investor Relations Department at (408) 232-7800.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Douglas G. Bergeron
Chief Executive Officer

San Jose, California
Dated: September 9, 2008

Appendix A

FORM OF CERTIFICATE OF AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION OF VERIFONE HOLDINGS, INC.

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
VERIFONE HOLDINGS, INC.

VERIFONE HOLDINGS, INC., a Delaware corporation organized and existing under and by virtue of the Delaware General Corporation Law (the “Corporation”), does hereby certify:

FIRST:  The Board of Directors of the Corporation has duly adopted a resolution setting forth an amendment to the Corporation’s Amended and Restated Certificate of Incorporation in accordance with the provisions of Section 141 of the Delaware General Corporation Law. The resolution setting forth the amendment is as follows:

RESOLVED, that Part A of Article Four of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

Part A. Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 210,000,000, of which 200,000,000 shares of the par value of $0.01 per share shall be designated as Common Stock and 10,000,000 shares of the par value of $0.01 per share shall be designated as Preferred Stock. The shares of Preferred Stock and Common Stock shall have the rights, preferences and limitations set forth below.

SECOND:  This Certificate of Amendment of Amended and Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer this   day of          , 2008.

VERIFONE HOLDINGS, INC.

By:
Name:

Title:

A-1

Appendix B

FORM OF
VERIFONE HOLDINGS, INC.
AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

ARTICLE I	GENERAL	B-1
1.1	Purpose	B-1
1.2	Definitions of Certain Terms	B-1
1.3	Administration	B-2
1.4	Persons Eligible for Awards	B-3
1.5	Types of Awards Under the Plan	B-3
1.6	Shares Available for Awards	B-3
ARTICLE II	AWARDS UNDER THE PLAN	B-4
2.1	Award Agreements	B-4
2.2	No Rights as a Stockholder	B-4
2.3	Grant of Stock Options, Stock Appreciation Rights and Additional Options	B-5
2.4	Exercise of Stock Options and Stock Appreciation Rights	B-5
2.5	Cancellation and Termination of Stock Options and Stock Appreciation Rights	B-6
2.6	Terms of Options	B-6
2.7	Termination of Employment	B-6
2.8	Grant of Restricted Stock	B-7
2.9	Grant of Restricted Stock Units	B-8
2.10	Grant of Performance Shares and Share Units	B-8
2.11	Other Stock-Based Awards	B-8
2.12	Grant of Dividend Equivalent Rights	B-8
2.13	Right of Recapture	B-8
ARTICLE III	MISCELLANEOUS	B-9
3.1	Amendment of the Plan; Modification of Awards	B-9
3.2	Tax Withholding	B-9
3.3	Restrictions	B-10
3.4	Nonassignability	B-10
3.5	Requirement of Notification of Election Under Section 83(b) of the Code	B-10
3.6	Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code	B-10
3.7	Change in Control	B-11
3.8	No Right to Employment	B-12
3.9	Nature of Payments	B-12
3.10	Non-Uniform Determinations	B-12
3.11	Other Payments or Awards	B-13
3.12	Section Headings	B-13
3.13	Effective Date and Term of Plan	B-13
3.14	Governing Law	B-13
3.15	Severability; Entire Agreement	B-13
3.16	No Third Party Beneficiaries	B-13
3.17	Successors and Assigns	B-13
3.18	Waiver of Claims	B-13

B-i

ARTICLE I

GENERAL

1.1  Purpose

The purpose of the VeriFone Holdings, Inc. 2006 Equity Incentive Plan (the “Plan”) is to provide an incentive for officers, other employees, prospective employees and directors of, and consultants to, VeriFone Holdings, Inc. (the “Company”) and its subsidiaries and affiliates to acquire a proprietary interest in the success of the Company, to enhance the long-term performance of the Company and to remain in the service of the Company and its subsidiaries and affiliates.

1.2  Definitions of Certain Terms

(a) “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award, that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” shall have the meaning specified in a holder’s Award Agreement or if not specified therein shall mean the occurrence of one or more of the following events as determined by the Committee in its discretion:

(i) Conviction of a felony or any crime or offense lesser than a felony involving dishonesty, disloyalty or fraud with respect to the Company or any Related Entity or any of their respective properties or assets; or

(ii) Gross negligence or willful misconduct that has caused demonstrable and serious injury to the Company or a Related Entity, monetary or otherwise; or

(iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company or a Related Entity, as the case may be; or

(iv) Breach of duty of loyalty to the Company or a Related Entity or any act of fraud or dishonesty with respect to the Company or a Related Entity.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board and shall consist of not less than two directors. However, if a member of the Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code or is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Compensation Committee may from time to time delegate some or all of its functions under the Plan to a committee or subcommittee composed of members that meet the relevant requirements. The term “Committee” includes any such committee or subcommittee, to the extent of the Compensation Committee’s delegation.

(g) “Common Stock” means the common stock of the Company.

(h) “Competition” is deemed to occur if a person whose employment with the Company or a Related Entity has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses in which the Company or any Related Entity engages and with which the person was involved at any time during his or her employment with or other service for the Company or any Related Entity.

(i) “Disability” means a disability that would entitle an eligible participant to payment of regular disability payments under any Company disability plan or as otherwise determined by the Committee.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the New York Stock Exchange or the last preceding date on which there was a sale of such Common Stock on such exchange or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its discretion, shall determine.

(l) “Grantee” means a person who receives an Award.

(m) “Incentive Stock Option” means a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(n) “Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.

(o) “Key Persons” means directors, officers and other employees of the Company or of a Related Entity, and consultants to the Company or a Related Entity.

(p) “Option Exercise Price” means the amount payable by a Grantee on the exercise of a stock option as determined by the Committee and set forth in such Grantee’s Award Agreement.

(q) “Related Entity” means any parent or subsidiary corporation of the Company or any business, corporation, partnership, limited liability company or other entity in which the Company or a parent or a subsidiary corporation holds at least a 25% ownership interest, directly or indirectly and any other entity specifically designated as a Related Entity by the Committee.

(r) “Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment on retirement with the approval of the Committee.

(s) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(t) Unless otherwise determined by the Committee, a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company and all Related Entities (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company and all Related Entities as a director, consultant or otherwise). The Committee in its discretion may determine (i) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (ii) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (iii) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine in its discretion whether a Grantee’s Termination of Employment is for Cause and the date of termination in such case.

1.3  Administration

(a) The Plan shall be administered by the Committee, which shall consist of not less than two directors; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” shall be deemed to mean the Board for all purposes herein.

(b) The Committee or a subcommittee thereof (which hereinafter shall also be referred to as the Committee) shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan, (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended, and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c) Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d) The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e) No member of the Board or the Committee or any employee of the Company or any of its subsidiaries or affiliates (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained herein: (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board and (ii) the Board may, in its discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4  Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5  Types of Awards Under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options, Non-Qualified Stock Options, stock appreciation rights, restricted stock, restricted stock units, performance shares and share units and other stock-based Awards, as set forth in Article II.

1.6  Shares Available for Awards

(a) Total shares available.  The aggregate number of shares of the Company’s Common Stock that shall be available for grant under this Plan shall be 13,200,000. Any shares granted as Stock Options or SARs shall be counted as one (1) share for every share granted. Any shares granted as Awards other than Stock Options or SARs shall be counted against this limit as 1.75 shares for every share granted. The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards shall be subject to adjustment as provided by Section 1.6(b). The shares issued pursuant to Awards granted under this Plan may be shares that either were reacquired by the Company, including shares purchased in the open market, or authorized but unissued shares. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock then the shares covered by such forfeited, terminated or cancelled award shall again become available for transfer pursuant to awards granted or to be granted under the Plan. If any shares of Common Stock are surrendered or withheld from any Award to satisfy a Grantee’s income tax withholding obligations, or shares of Common Stock owned by a Grantee are tendered to pay the exercise price of options granted under the Plan, then shares which are equal to the number of shares surrendered, withheld or tendered shall no longer be available for transfer pursuant to Awards granted or to be granted under this Plan. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan. The following shares of Common Stock may not again be made available for issuance under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option Exercise Price.

(b) Adjustments.  The number of shares of Common Stock covered by each outstanding Award, the number of shares available for Awards, and the price per share of Common Stock covered by each such outstanding Award may be proportionately adjusted, as determined by the Committee in its discretion, for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock, including cash dividends other than regular cash dividends paid pursuant to an announced dividend policy; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

ARTICLE II

AWARDS UNDER THE PLAN

2.1  Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. The Committee may grant Awards in tandem with any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine.

2.2  No Rights as a Stockholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a Stockholder of the Company with respect to shares subject to such Award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.6(b), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3  Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a) The Committee may grant stock options, including Incentive Stock Options and Non-Qualified Stock Options to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion.

(b) The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

(c) The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the stock appreciation right is granted in connection with a stock option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be correspondingly reduced by the number of shares with respect to which the option is exercised.

(d) Each Award Agreement with respect to a stock option shall set forth the Option Exercise Price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies). Each Award Agreement with respect to a stock appreciation right shall set forth the exercise price, which shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is granted.

(e) Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, whether in whole or in part. Such periods shall be determined by the Committee in its discretion; provided, however, that no stock options or stock appreciation rights (whether or not granted in connection with stock options) shall be exercisable more than seven (7) years after the date of grant of such stock options or stock appreciation rights.

(f) To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options shall be treated as nonqualified stock options.

(g) Notwithstanding the provisions of Sections 2.3(d) and (e), to the extent required under Section 422 of the Code, an Incentive Stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the Option Exercise Price is at least 110% of the Fair Market Value of the shares subject thereto and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4  Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) A stock option or stock appreciation right shall become exercisable at such time or times as determined by the Committee.

(b) Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c) Any written notice of exercise of a stock option shall be accompanied by payment of the Option Exercise Price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement and permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d) Promptly after receiving payment of the full Option Exercise Price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the Grantee or to such other person as may then have the right to exercise the Award, a certificate or certificates for the shares of Common Stock for which the Award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the certificate(s) to the Grantee’s broker-dealer.

2.5  Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time and in its discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the fair market value of the Common Stock and the exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefor.

2.6  Terms of Options

The term during which each option may be exercised shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than seven years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Common Stock pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares of Common Stock constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the shares represented by Common Stock represented thereby, the optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by such outstanding option (including any dividend or voting rights).

2.7  Termination of Employment

(a) Death or Disability.  If a participant ceases to be an officer or employee of, or to perform other services for, the Company or any Related Entity due to death or Disability, (A) all of the participant’s Awards that were vested and exercisable on the date of his or her death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of 365 days from the date of such death or Disability, but in no event after the expiration date of the Awards; provided that in the case of Disability, if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of his or her death or Disability shall be forfeited immediately. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(b) Retirement.  If a participant ceases to be an officer or employee of, or to perform other services for, the Company or any Related Entity upon the occurrence of his or her Retirement, (A) all of the participant’s Awards that were vested and exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of 180 days after the date of Retirement, but in no event after the expiration date of the Awards; provided that if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of Retirement shall be forfeited immediately. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

(c) Discharge for Cause.  If a participant ceases to be an officer or employee of, or to perform other services for, the Company or a Related Entity due to Cause, all of the participant’s Awards shall expire and be forfeited immediately upon such cessation, whether or not then vested and exercisable.

(d) Other Termination.  Unless otherwise determined by the Committee, if a participant ceases to be an officer or employee of, or to otherwise perform services for, the Company or a Related Entity for any reason other than death, Disability, Retirement or Cause, (A) all of the participant’s Awards that were vested and exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Awards; provided that if the participant engages in Competition prior to exercising such Awards, without having received written consent to do so from the Board or the Committee, such Awards will immediately terminate; and (B) all of the participant’s Awards that were not vested and exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

2.8  Grant of Restricted Stock

(a) The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock Awards may be made independently of or in connection with any other Award.

(b) The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock covered by the Award. Upon the issuance of such certificate(s), the Grantee shall have the rights of a Stockholder with respect to the restricted stock, subject to the transfer restrictions and the Company repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(c) Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Award Agreement.

(d) Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock.

(e) During the ninety (90) days following the Grantee’s Termination of Employment for any reason, the Company shall have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company shall repay to the Grantee (or the Grantee’s estate) in cash any amount paid by the Grantee for such shares.

2.9  Grant of Restricted Stock Units

(a) The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other Award under the Plan.

(b) At the time of grant, the Committee shall specify the date or dates on which the restricted stock units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted stock units.

(c) At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the Grantee. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall transfer to the Grantee one unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

2.10  Grant of Performance Shares and Share Units

The Committee may grant performance shares in the form of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock to such Key Persons, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a stock certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee shall determine in its discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

2.11  Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.12  Grant of Dividend Equivalent Rights

The Committee may in its discretion include in the Award Agreement with respect to any Award (other than stock appreciation rights) a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.13  Right of Recapture

To the extent provided in the Award Agreement, if at any time within one (1) year after the date on which a participant exercises a stock option or stock appreciation right, or on which restricted stock vests, or which is the maturity date of restricted stock units, or on which income is realized by a participant in connection with any other stock-based Award (each of which events is a “realization event”), the participant (a) is terminated for Cause or (b) engages in any activity determined in the discretion of the Committee to be in competition with any activity of the Company, or otherwise inimical, contrary or harmful to the interests of the Company (including, but not limited to, accepting employment with or serving as a consultant, adviser or in any other capacity to an entity that is in competition with or acting against the interests of the Company), then any gain realized by the Grantee from the realization event shall be paid by the Grantee to the Company upon notice from the Company. Such gain shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall have the right to offset such gain against any amounts otherwise owed to the Grantee by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

ARTICLE III

MISCELLANEOUS

3.1  Amendment of the Plan; Modification of Awards

(a) The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any rights or materially increase any obligations of the Grantee under any Award theretofore made under the Plan without the consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b) Stockholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or stock exchange listing requirements.

(c) The Committee may amend any outstanding Award Agreement, including, without limitation, by amendment which would accelerate the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (a) or (d) of this Section or an amendment to effect an assumption or other action consistent with Section 3.7(b)) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the person having the right to exercise the Award). Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel outstanding stock options or stock appreciation rights in exchange for cash or other Awards, in each case with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

(d) Notwithstanding anything to the contrary in this Section, the Board or the Committee shall have full discretion to amend the Plan to the extent necessary to preserve fixed accounting treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the affected Award), without regard to whether such amendment adversely affects a Grantee’s rights under the Plan or such Award Agreement.

3.2  Tax Withholding

(a) As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b) If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, to the extent specified in the applicable Award Agreement and unless otherwise permitted by the Committee, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

3.3  Restrictions

(a) If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b) The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4  Nonassignability

Except to the extent otherwise provided in the applicable Award Agreement, no Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative. Notwithstanding the immediately preceding sentence, the Committee may permit a Grantee to transfer any stock option which is not an Incentive Stock Option to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children) and (ii) the phrase “immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members” shall be further limited, if necessary, so that neither the transfer of a nonqualified stock option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

3.5  Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6  Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7  Change in Control

(a) A “Change in Control” means the occurrence of any one of the following events:

(i) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control: (1) by the Company or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates (a “Business Combination”), unless immediately following such Business Combination:

(A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, and

(B) at least 50% of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A) and (B) above shall be deemed to be a “Non-Qualifying Transaction”);

(iii) individuals who, on March 22, 2006, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to March 22, 2006, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

(b) The Committee may, in its discretion, determine whether, upon the occurrence of a Change in Control specified in paragraph (a)(i) or (a)(iii) above, any applicable Award shall Fully Vest (as defined below), such determination to be evidenced in the applicable Award Agreement. In the event that the applicable Award Agreement does not specify that an applicable Award will Fully Vest upon a Change in Control, such Award shall not Fully Vest.

(c) Upon the occurrence of a Change in Control specified in paragraph (a)(iv) above, all outstanding Awards will terminate upon consummation of the liquidation or dissolution of the Company. The Committee may, in the exercise of its discretion in such instances, (i) provide that Awards shall Fully Vest as of any specified date prior to such liquidation or dissolution and/or (ii) declare that any Award shall terminate as of any specified date.

(d) The following shall occur if Awards “Fully Vest”: (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any restricted stock, restricted stock units and other stock-based Awards granted under the Plan will become fully vested, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any performance goals applicable to Awards will be deemed to be fully satisfied.

(e) Upon the occurrence of any Change in Control or upon the occurrence of a Non-Qualifying Transaction where Awards are not assumed (or substituted) by the Surviving Corporation or Parent Corporation, the Committee may, in its discretion, (i) Fully Vest Awards, (ii) determine that any or all outstanding Awards granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such Award may receive for each share of Common Stock subject to such Awards a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by stockholders of the Company in respect of a share of Common Stock in connection with such transaction and the purchase price per share, if any, under the Award multiplied by the number of shares of Common Stock subject to such Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor or (iii) provide that the period to exercise stock options or stock appreciation rights granted under the Plan shall be extended (but not beyond the expiration of such option or stock appreciation right).

(f) The Committee shall determine in its discretion whether an Award shall be considered “assumed” or “substituted”. Without limiting the foregoing, for the purposes of Section 3.7, a stock option or stock appreciation right shall be considered “assumed” or “substituted” if in the reasonable determination of the Committee (i) the aggregate intrinsic value (the difference between the then fair market value as reasonably determined by the Committee and the exercise price per share of Common Stock multiplied by the number of shares of Common Stock subject to such award) of the assumed (or substituted) Award immediately after the Change in Control is substantially the same as the aggregate intrinsic value of such Award immediately before such transaction, (ii) the ratio of the exercise price per assumed (or substituted) Award to the fair market value per share of successor corporation stock immediately after the Change in Control is substantially the same as such ratio for such Award immediately before such transaction and (iii) the Award is exercisable for the consideration approved by the Committee (including shares of stock, other securities or property or a combination of cash, stock, securities and other property).

3.8  No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or affect any right which the Company may have to terminate such employment or association at any time (with or without Cause).

3.9  Nature of Payments

Any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10  Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11  Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any Award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  Section Headings

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13  Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options shall terminate the day before the tenth anniversary of the adoption of the Plan by the Board. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14  Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

3.15  Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

3.16  No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

3.17  Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18  Waiver of Claims

Each grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

VERIFONE HOLDINGS, INC. C/O COMPUTERSHARE P.O. BOX 43070 PROVIDENCE, RI 02940-3070

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ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

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VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to VeriFone Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VERIF1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERIFONE HOLDINGS, INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS OF VERIFONE HOLDINGS, INC. RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 and 4.	☐	☐	☐
Vote on Directors
1.	To elect as Directors of VeriFone Holdings, Inc. the nominees listed below.
Nominees:
01)    Robert W. Alspaugh        06)      Eitan Raff
02)    Douglas G. Bergeron      07)      Charles R. Rinehart
03)    Dr. Leslie G. Denend      08)      Collin E. Roche
04)    Alex W. Hart                   09)       Jeffrey E. Stiefler
05) Robert B. Henske

Vote on Proposal		For	Against	Abstain

2.	To amend the Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000.	☐	☐	☐

3.	To approve an amendment to the VeriFone 2006 Equity Incentive Plan to increase the number of shares of common stock that may be issued thereunder from 9,000,000 to 13,200,000.	☐	☐	☐

4.	To ratify the selection of Ernst & Young LLP as VeriFone’s independent registered public accounting firm for its fiscal year ending October 31, 2008.	☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and ☐ write them on the back where indicated.

Please	indicate if you plan to attend this meeting. ☐ ☐

Yes No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

PROXY	PROXY
VERIFONE HOLDINGS, INC.
PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 8, 2008
AND SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      The undersigned hereby appoints Douglas G. Bergeron and Robert Dykes, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote as directed on the reverse side all shares of Common Stock of VeriFone Holdings, Inc. registered in the name of the undersigned, or which the undersigned may be entitled to vote, at the 2008 Annual Meeting of Stockholders of VeriFone Holdings, Inc. to be held at the Doubletree Hotel at 2050 Gateway Place, San Jose, CA 95110, on October 8, 2008, at 2:00 p.m., local time, for the purposes listed on the reverse side and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated on the reverse side, with discretionary authority as to any and all other matters that may properly come before the meeting.
PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)